                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                   QWEST COMMUNICATIONS INTERNATIONAL, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                                    [LOGO]

                                                                 April 3 , 1998

Dear Stockholder,

  I am very pleased to invite you to the first Annual Meeting of Stockholders of Qwest Communications International Inc. after becoming a public company last year. The meeting will be held at the Hyatt Regency Denver, the Grand Ballroom, 1750 Welton Street, Denver, Colorado on Wednesday, May 6, 1998, starting at 10:00 a.m. local time. If you plan to attend the meeting, please call 1-888-858-7914 by May 1, 1998.

  Important information about the matters to be acted upon at the Annual Meeting is set forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

  The recently announced proposed merger of LCI International, Inc. into Qwest will not be acted upon at the upcoming Annual Meeting, but matters related to the proposed merger will be considered at a special meeting to be held at the earliest practicable time after the Annual Meeting.

  Your vote is important. On behalf of the Board of Directors, I urge you to mark, sign and return the enclosed proxy card promptly, even if you plan to attend the Annual Meeting. Mailing your completed proxy card will not prevent you from voting in person at the meeting if you wish to do so.

  Members of your Board of Directors and management look forward to greeting personally those stockholders who attend.

                                          Sincerely,

                                          /s/ Joseph P. Nacchio
                                          Joseph P. Nacchio President and
                                          Chief Executive Officer

                    QWEST COMMUNICATIONS INTERNATIONAL INC.
                   555 SEVENTEENTH STREET, 1000 QWEST TOWER
                            DENVER, COLORADO 80202

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 6, 1998

                               ----------------

                                                                  April 3, 1998

To the Stockholders of Qwest Communications International Inc.:

  The Annual Meeting of Stockholders (the "Annual Meeting") of Qwest Communications International Inc., a Delaware corporation, will be held at the Hyatt Regency Denver, the Grand Ballroom, 1750 Welton Street, Denver, Colorado on Wednesday, May 6, 1998, starting at 10:00 a.m. local time, for the following purposes:

    1. To elect all ten members of the Board of Directors to hold office until the next annual meeting and until their successors are elected and qualified;

    2. To consider a proposal to approve the Qwest Communications
  International Inc. Equity Incentive Plan (the "Equity Incentive Plan
  Proposal");

    3. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

  Only stockholders of record at the close of business on March 27, 1998, are entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

  ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE ENCOURAGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. A POSTAGE PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE.

  ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF THAT STOCKHOLDER HAS RETURNED A PROXY.

                                          By Order of the Board of Directors

                                          /s/ Joseph T. Garrity
                                          Joseph T. Garrity
                                          Corporate Secretary

Denver, Colorado
April 3, 1998

                    QWEST COMMUNICATIONS INTERNATIONAL INC.
                   555 SEVENTEENTH STREET, 1000 QWEST TOWER
                            DENVER, COLORADO 80202

                                PROXY STATEMENT

GENERAL

  This Proxy Statement is being furnished in connection with a solicitation by the Board of Directors (the "Board") of Qwest Communications International Inc., a Delaware corporation ("Qwest" or the "Company"), for use at the Annual Meeting of Stockholders to be held at the Hyatt Regency Denver, the Grand Ballroom, 1750 Welton Street, Denver, Colorado, on Wednesday, May 6, 1998 starting at 10:00 a.m., local time, and at any adjournment or postponement thereof (the "Annual Meeting"). This Proxy Statement is being furnished to holders of Qwest's common stock, par value $.01 per share (the "Common Stock"). This Proxy Statement and accompanying proxy will be mailed on or about April 3, 1998 to all Qwest stockholders entitled to vote at the meeting. Unless the context otherwise requires, the term "Qwest" and the "Company" includes Qwest, its principal operating subsidiary, Qwest Communications Corporation ("QCC"), and Qwest's other consolidated subsidiaries.

PENDING MERGER

  On March 8, 1998, Qwest and LCI International, Inc. ("LCI") entered into a definitive Agreement and Plan of Merger with a wholly-owned subsidiary of Qwest, providing for the merger of that Qwest subsidiary with and into LCI that will result in LCI becoming a wholly-owned subsidiary of Qwest. The merger is not a matter to be acted upon at the upcoming Annual Meeting of Stockholders, and you are not being requested in any way in this Proxy Statement to consider or vote on the merger. Matters related to the proposed merger will be the subject of a special meeting of stockholders of Qwest, and stockholders of record on a date yet to be determined will be provided at the appropriate time with a definitive proxy statement concerning the merger.

VOTING RIGHTS; REVOCABILITY OF PROXY

  Only stockholders of record at the close of business on March 27, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 206,677,742 shares of Common Stock outstanding, after giving effect to the two for one stock split by way of a stock dividend that occurred in February 1998 (the "Stock Split"). Each share of Common Stock is entitled to one vote.

  The holders of a majority of the shares entitled to vote at the Annual Meeting, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. In the election of directors, directors are elected by a plurality of the shares represented in person or by proxy and entitled to vote. A vote withheld for a nominee in the election of directors will be excluded entirely from the vote and will have no effect. Approval of the Equity Incentive Plan Proposal requires the affirmative vote of a majority of the outstanding shares of Common Stock as of the Record Date represented in person or by proxy at the Annual Meeting and entitled to vote.

  Abstentions will have no effect on the election of directors. Abstentions on the Equity Incentive Plan Proposal will be counted toward the tabulation of votes cast on the proposal and will have the effect of a negative vote. Shares registered in the names of brokers or other "street name" nominees for which proxies are voted on some, but not all matters, will be considered to be voted only as to those matters actually voted, and will not be considered for any purpose as to the matters with respect to which a beneficial holder has not provided voting instructions (commonly referred to as "broker non-votes"). Broker non-votes are not counted for any purpose in determining whether a matter has been approved. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. The Company's transfer agent, Chase Mellon Shareholder Services, has been appointed by the Board of Directors to act as the inspector of election for the meeting.

  As of the Record Date, Mr. Philip F. Anschutz beneficially owned 173,019,002 shares of Common Stock, representing approximately 83.7% of the voting power of the Common Stock outstanding at that date. Mr. Anschutz has advised Qwest that he intends to vote all of the shares beneficially owned by him in favor of all director nominees and the Equity Incentive Plan Proposal, and consequently, election of the nominees as directors and approval of the Equity Incentive Plan Proposal are assured.

  The shares of Common Stock will be voted according to the stockholders' directions when executed properly. Unless otherwise directed, the shares represented by proxies will be voted "For" all nominees and "For" the Equity Incentive Plan Proposal.

  Any stockholder giving a proxy has the power to revoke it any time before it is exercised. It may be revoked by filing with the Secretary of Qwest at the principal executive office of Qwest, 555 Seventeenth Street, 1000 Qwest Tower, Denver, Colorado 80202, a written notice of revocation, or a duly executed proxy bearing a later date. It may also be revoked by attending the meeting and voting in person.

  The cost of solicitation of the proxies will be paid by Qwest. Officers, directors and regular employees of the Company, without additional compensation, also may solicit proxies by further mailing, by telephone or personal conversations. Qwest has no plans to retain any firms or otherwise incur any extraordinary expense in connection with the solicitation. Copies of solicitation material will be furnished to brokers, fiduciaries and custodians to forward to beneficial owners of the Common Stock held in their names. Qwest will reimburse brokers and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to such beneficial owners.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK

  The following table sets forth certain information regarding the beneficial ownership of Common Stock as of the Record Date by (i) each person known by Qwest to beneficially own more than five percent of the Qwest Common Stock;
(ii) each director and nominee for director of Qwest; (iii) each of the current executive officers of Qwest named in the Summary Compensation Table below; and (iv) all current directors and executive officers of Qwest as a group.

                               ADDRESS FOR        AMOUNT AND NATURE OF        PERCENT OF
          NAME                  5% OWNERS        BENEFICIAL OWNERSHIP(1) OUTSTANDING SHARES(2)
          ----            ---------------------- ----------------------- ---------------------
Philip F. Anschutz......  555 Seventeenth Street       173,019,002(3)            83.7%
                          Suite 1000
                          Denver, CO 80202
Joseph P. Nacchio.......                                 1,234,336(4)              *
Robert S. Woodruff......                                   358,710(5)              *
Cannon Y. Harvey........                                     6,000                 *
Richard T. Liebhaber....                                    30,000(6)              *
Douglas L. Polson.......                                    68,008                 *
Craig D. Slater.........                                    98,668(7)              *
Jordan L. Haines........                                     4,000                 *
W. Thomas Stephens......                                     4,000                 *
Roy A. Wilkens..........                                    42,080(8)              *
A. Dean Wandry..........                                   147,222                 *
Stephen M. Jacobsen.....                                    90,000(6)              *
Lewis O. Wilks..........                                       --                  *
Brij Khandelwal.........                                       --                  *
Larry A. Seese..........                                       --                  *
Directors and Executive
 Officers as a Group (20
 persons)...............                               175,102,026               84.7%

--------
 * Less than one percent.
(1) Except as otherwise indicated, Qwest believes that the persons listed in the above table have sole investment and voting power with respect to all shares beneficially owned by them, subject to applicable community property laws. For purposes of this table, beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and generally includes voting or investment power with respect to securities. Under that Rule, securities relating to options are deemed to be beneficially owned if they are currently exercisable or exercisable within 60 days. The amounts shown in the table do not include shares relating to options not currently exercisable or not exercisable within 60 days.
(2) Based upon 206,677,742 shares of Common Stock issued and outstanding as of the Record Date plus, as to the holder thereof only and no other person, exercise of all derivative securities that are exercisable or convertible currently or within 60 days of March 27, 1998.
(3) Includes 20,336 shares held as custodian for one of Mr. Anschutz's children, as to which beneficial ownership is disclaimed. Does not include 8,600,000 shares issuable upon exercise of a warrant held by Anschutz Family Investment Company LLC of which Anschutz Company, a corporation wholly owned by Mr. Anschutz, is the manager and one percent equity owner.
(4) Includes 1,024,451 shares currently issuable upon exercise of options and 1,600 shares owned by or for the benefit of Mr. Nacchio's children.
(5) Includes 1,000 shares owned by Mr. Woodruff's spouse as to which beneficial ownership is disclaimed.
(6) Represents shares issuable within 60 days upon exercise of options.
(7) Includes 37,500 shares currently issuable upon exercise of options.
(8) Includes 3,930 shares held by a limited liability company in which one of Mr. Wilkens's children owns a 99% interest, as to which beneficial ownership is disclaimed.

                             PRINCIPAL STOCKHOLDER

  As of the Record Date Mr. Anschutz was the beneficial owner of approximately 83.7% of the outstanding shares of Common Stock. Anschutz Company has granted or expects to grant from time to time security interests in all or part of its shares of the Common Stock in connection with transactions entered into by it or its affiliates. Although not anticipated, under certain circumstances, shares of Common Stock could be sold pursuant to such security interests, which could result in a change of control of the Company for purposes of Delaware law.

                       PROPOSAL 1--ELECTION OF DIRECTORS

NOMINEES

  Each of the ten nominees for the ten positions on the Board of Directors is currently a member of the Board of Directors. The nominees for directors of Qwest, their ages and positions with Qwest and biographies are set forth below:

   NAME                      AGE POSITION
   ----                      --- --------
Philip F. Anschutz..........  58 Director and Chairman
Joseph P. Nacchio...........  48 Director, President and Chief Executive Officer
Robert S. Woodruff..........  49 Director, Executive Vice President--Finance and
                                  Chief Financial Officer and Treasurer
Jordan L. Haines............  70 Director
Cannon Y. Harvey............  57 Director
Richard T. Liebhaber........  62 Director
Douglas L. Polson...........  55 Director
Craig D. Slater.............  40 Director
W. Thomas Stephens..........  55 Director
Roy A. Wilkens..............  55 Director

  Each person nominated has agreed to serve if elected, and management has no reason to believe that any of the nominees will be unavailable for service. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the re-election of the ten nominees. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose.

  Philip F. Anschutz has been a Director and the Chairman of the Board of Qwest since February 1997. He was a Director and Chairman of the Board of QCC from November 1993 until September 1997. He has been a Director and Chairman of the Board of Anschutz Company, Qwest's majority stockholder, for more than five years, and a Director and Chairman of the Board of The Anschutz Corporation, a wholly owned subsidiary of Anschutz Company, for more than five years. Since the merger of Southern Pacific Rail Corporation ("SPRC") and Union Pacific Corporation ("UP") in September 1996, Mr. Anschutz has served as Vice-Chairman of UP. Prior to the merger, Mr. Anschutz was a Director of SPRC from June 1988 to September 1996, Chairman of SPRC from October 1988 to September 1996, and President and Chief Executive Officer of SPRC from October 1988 to July 1993. He also has been a Director of Forest Oil Corporation since 1995. Mr. Anschutz serves as a member of the Compensation Committee.

  Joseph P. Nacchio became Director, President and Chief Executive Officer of Qwest in February 1997, having been appointed to the same positions at QCC in January 1997. Prior to joining Qwest he was Executive Vice President of AT&T's Consumer and Small Business Division since January 1996. In that capacity he was responsible for AT&T's core consumer long distance business, and AT&T's DirecTV, AT&T Alascom and

Language Line businesses. He was also responsible for marketing and sales targeted at all consumer and small businesses in the United States. In 1994 and 1995 Mr. Nacchio was President of AT&T's Consumer Communications Services long distance, a winner of the Malcolm Baldrige National Quality Award for Excellence. From November 1991 until August 1994, Mr. Nacchio was President of AT&T's Business Communications Services unit focused on the long distance communications needs of business customers. Since joining AT&T in June 1970 he held assignments in network operations, engineering, marketing and sales. Mr. Nacchio earned an M.S. degree in management from the Massachusetts Institute of Technology in the Sloan Fellows Program. He also received an M.B.A. degree and a B.S. degree in electrical engineering, both from New York University.

  Robert S. Woodruff became a Director and Executive Vice President--Finance and Chief Financial Officer of Qwest in February 1997. He served as interim Chief Operating Officer of Qwest and QCC from November 1996 through April 1997. He has served as a Director of QCC since December 1996. He became Executive Vice President--Finance, Chief Financial Officer and Treasurer of QCC in August 1994. He serves as a Director of FSI Acquisition Corp., Government Communications Inc., Qwest Transmission Inc., Qwest Properties, Inc., and U.S. TeleSource, Inc., all of which are wholly owned subsidiaries of QCC. He is also Sole Administrator of QCC's Mexican subsidiaries, Opticom, S.A. de C.V., Servicios Derecho de Via, S.A. de C.V., and S.P. Servicios Mexico, S.A. de C.V. Prior to joining Qwest he had been a partner in the accounting firm of Coopers & Lybrand since 1984, where his responsibilities included providing services to communications companies. Mr. Woodruff received a B.B.A. degree in accounting, with honors, from the University of Wisconsin.

  Jordan L. Haines was appointed a Director of Qwest in June 1997. He was Chairman of the Board of Fourth Financial Corporation, a Kansas-based bank holding company, and its subsidiary, Bank IV Wichita, N.A., from 1983 until his retirement in 1991. He has been a member of the Board of Directors of KN Energy, Inc. since 1983 and a Director of Forest Oil Corporation since 1996. Mr. Haines serves as a member of the Audit Committee and the Compensation Committee.

  Cannon Y. Harvey has been a Director of Qwest since February 1997, and was Director of QCC from December 1996 until September 1997. He has been President and Chief Operating Officer of both Anschutz Company and The Anschutz Corporation since December 1996. From February 1995 until September 1996 he served as Executive Vice President--Finance and Law of SPRC; from September 1993 to February 1995 he served as Senior Vice President and General Counsel of SPRC; from May 1993 to September 1993 he served as Vice President--Finance and Law and General Counsel of SPRC. Prior to joining SPRC, Mr. Harvey was a Partner in the law firm of Holme Roberts & Owen LLP for more than five years. Mr. Harvey serves on the Audit Committee.

  Richard T. Liebhaber has been a Director of Qwest since February 1997. He has been a Managing Director of Veronis, Suhler & Associates, Inc., the New York media merchant banking firm, since June 1, 1995. Mr. Liebhaber has been a member of the board of directors of Objective Communications, Inc. since August 1994, the board of directors of Alcatel Network Systems, Inc. since June 1995, the board of directors of Geotek Communications, Inc. since April 1995, the board of directors of Internet Communications Corporation since May 1997, and the board of directors of Scholz Master Builders since December 1985. From December 1985 to his retirement in May 1995, Mr. Liebhaber served as Executive Vice President of MCI Communications Corporation and as a member of its Management Committee. Mr. Liebhaber was a member of the board of directors of MCI Communications Corporation from July 1992 until his retirement in May 1995.

  Douglas L. Polson has been a Director of Qwest since February 1997, and was Director of QCC for more than five years until 1997. He has been a Director and Vice President--Finance of both Anschutz Company and The Anschutz Corporation for more than five years. He was a Director of SPRC from June 1988 to September 1996; Vice Chairman of SPRC from June 1988 to September 1996; and a Vice President of SPRC from October 1988 to September 1996.

  Craig D. Slater has been a Director of Qwest since February 1997 and a Director of QCC since November 1996. He has been President of Anschutz Investment Company since August 1997 and Vice President--

Acquisitions and Investments of both Anschutz Company and The Anschutz Corporation since August 1995. Mr. Slater served as Corporate Secretary of Anschutz Company and The Anschutz Corporation from September 1991 to October 1996 and held various other positions with those companies from 1988 to 1995. He has been a Director of Forest Oil Corporation since 1995 and Internet Communications Corporation since 1996.

  W. Thomas Stephens was appointed a Director of Qwest in June 1997. He is President, Chief Executive Officer and a director of MacMillan Bloedel Limited, Canada's largest forest products company. He served from 1986 until his retirement in 1996 as President and Chief Executive Officer of Manville Corporation, an international manufacturing and resources company. He also served as a member of the Manville Corporation Board of Directors from 1986 to 1996, and served as Chairman of the Board from 1990 to 1996. Mr. Stephens is a Director of The Putnam Funds and New Century Energies. He serves as a member of the Audit Committee and the Compensation Committee.

  Roy A. Wilkens was appointed a Director of Qwest in March 1998. He was President of Williams Pipeline Company when he founded WilTel Network Services as an operating unit of The Williams Companies, Inc. in 1985. He was Founder/CEO of WilTel Network Services from 1985 to 1997. In 1995, WilTel Network Services was acquired by LDDS Communications, which now operates under the name WorldCom. In 1997, Mr. Wilkens retired from WorldCom as Vice Chairman. In 1992, Mr. Wilkens was appointed by President George Bush to the National Security Telecommunications Advisory Council. He has also served as chairman of both the Competitive Telecommunications Association (CompTel) and the National Telecommunications Network. Mr. Wilkens is a member of the board of directors of Paging Network Inc., UniDial Inc. and Invensys Corporation Inc.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

  The Board held 14 meetings during 1997, including both regularly scheduled and special meetings and actions by unanimous written consent.

  Audit Committee. The Board established an Audit Committee in May 1997 to:
(i) make recommendations concerning the engagement of independent public accountants; (ii) review with Qwest management and the independent public accountants the plans for, and scope of, the audit procedures to be utilized and results of audits; (iii) approve the professional services provided by the independent public accountants; (iv) review the adequacy and effectiveness of Qwest's internal accounting controls; and (v) perform any other duties and functions required by any organization under which Qwest's securities may be listed. Cannon Y. Harvey, Jordan L. Haines and W. Thomas Stephens are the members of the Audit Committee. The Audit Committee did not meet during 1997.

  Compensation Committee. In December 1996, the Board of Qwest's predecessor company created a Compensation Committee and appointed Philip F. Anschutz and Cannon Y. Harvey to serve on the committee. In July 1997, Mr. Harvey resigned from the committee. Since July 1997, Philip F. Anschutz, Jordan L. Haines and
W. Thomas Stephens have served on the committee. The Compensation Committee determines the salaries, cash bonuses and fringe benefits of the executive officers, reviews the salary administration and benefit policies of Qwest and administers the Growth Share Plan and the Equity Incentive Plan. Effective as of November 1997, Mr. Anschutz elected not to participate in the grant of options and other awards under the Equity Incentive Plan. During 1997, the Compensation Committee held one formal meeting in conjunction with a meeting of the Board, took action by unanimous written consent four times and had informal meetings preceding the actions taken by unanimous written consent.

  Each Director attended more than 75% of the aggregate number of Board and/or applicable committee meetings in 1997.

 Recommendation of the Board

  THE BOARD RECOMMENDS THAT THE QWEST STOCKHOLDERS VOTE "FOR" EACH NAMED NOMINEE FOR DIRECTOR.

                       EXECUTIVE OFFICERS AND MANAGEMENT

  Qwest has no executive officers other than those who are also directors (about whom information is set forth above). Senior management of QCC includes the individuals set forth below:

   NAME                    AGE POSITION
   ----                    --- --------
Gregory M. Casey..........  39 Senior Vice President--Carrier Markets
Stephen M. Jacobsen.......  39 Senior Vice President--Consumer Markets
                               Executive Vice President and Chief Information
Brij Khandelwal...........  52  Officer
                               Managing Director and Senior Vice President--
Reynaldo U. Ortiz.........  51  International
                               Executive Vice President--Network Engineering and
Larry A. Seese............  52  Operations
Nayel S. Shafei...........  38 Executive Vice President--Product Development
August B. Turturro........  50 Senior Vice President--Network Construction
A. Dean Wandry............  57 Senior Vice President--New Business Development
Marc B. Weisberg..........  40 Senior Vice President--Corporate Development
Lewis O. Wilks............  44 President--Business Markets

  Gregory M. Casey became Senior Vice President--Carrier Markets of QCC in June 1997. In this capacity, he is responsible for all of Qwest's carrier marketing and sales programs. Prior to joining QCC, Mr. Casey was, since 1996, Vice President of Carrier Relations and Regulatory Affairs at LCI, with responsibility for managing relationships with RBOCs and LECs and negotiating interconnection arrangements and wholesale pricing for resale of local service. From 1991 to 1996, he was employed by ONCOR Communications Inc., where he served as Senior Vice President of Regulatory Affairs and Telephone Company Relations. Prior to joining ONCOR, he was Senior Vice President and General Counsel for Telesphere International Inc. Mr. Casey holds a B.A. degree in political science from the University of Connecticut and a J.D. degree from DePaul University College of Law.

  Stephen M. Jacobsen became Senior Vice President--Consumer Markets of QCC in March 1997. In this capacity, he is responsible for all of QCC's consumer marketing and sales programs. Prior to joining QCC, Mr. Jacobsen was Regional Vice President--Consumer and Small Business for AT&T in Southern California and Nevada since 1996, with responsibility for all marketing functions for consumer and small business customers in those geographic areas. During his nearly sixteen-year career at AT&T, Mr. Jacobsen held key managerial positions in the network services division, including responsibility for AT&T's network operations center in the western region as well as positions in sales, marketing and product management. Mr. Jacobsen holds an M.S. degree in management from the Massachusetts Institute of Technology in the Sloan Fellows Program and a B.S.B.A. degree from the University of Arizona.

  Brij Khandelwal became Executive Vice President and Chief Information Officer of QCC in October 1997. Prior to joining Qwest he was Vice President and Chief Information Officer at Lucent Technologies Network Systems from November 1995 to October 1997. At Lucent from August 1994 to October 1997, he was responsible for global delivery of enterprise information systems and services aligned with corporate strategic and tactical goals. He is experienced in a wide range of information technologies, systems and processes affecting the business enterprise, including sales, marketing, financial, operations, and R&D. From August 1990 through August 1994 he was Director, Systems Development at GE Aerospace/Martin Marietta, where he was responsible for architecture and delivery of enterprise information systems. Mr. Khandelwal holds a B.S. from the University of Roorkee (Roorkee, India), an M.S. from the University of Nebraska, and a Ph.D. from the University of Wisconsin.

  Reynaldo U. Ortiz became Managing Director and Senior Vice President-- International of QCC in December 1997. Before joining Qwest full time, Mr. Ortiz was a consultant to QCC. In this capacity, he negotiated with the government of Mexico and Bestel S.A. de C.V. to extend the Qwest network into 14 major cities in Mexico. Previously, Mr. Ortiz served as president and CEO of US West International, Inc., where he developed and implemented a successful strategy for US West's entry into the cable television-telephony and wireless communications markets in Asia, Europe and Latin America. He also developed international distribution sales and marketing agreements and product sourcing for International Business Machines,
Inc.   Mr. Ortiz received an honorary doctorate degree in law from New Mexico
State University for his international achievements. He also holds an M.S. in management from Stanford University.

  Larry A. Seese became Executive Vice President--Network Engineering and Operations of QCC in October 1997. From 1968 to October 1997, he was employed by AT&T, most recently as Vice President of Network Operations. During Mr. Seese's 29 year tenure at AT&T, he was responsible for managing the operations, reliability and cost performance of AT&T's voice and data networks and worked on the development of advanced switching systems and the development of lightwave systems. He has experience in all aspects of network planning, development, certification and deployment. Mr. Seese holds a B.S. from the University of Kentucky and an M.S. from Columbia University, both in electrical engineering. He also received an M.S. from the Sloan School of Management at the Massachusetts Institute of Technology.

  Nayel S. Shafei became Executive Vice President--Product Development of QCC in August 1997. From August 1996 to August 1997 he was Senior Vice President and General Manager of Arrowsmith Corporation's Telecommunications Division. From July 1994 to August 1996, he was Vice President and General Manager for Allied Signal. From April 1992 to July 1994, he was Vice President, Development and General Manager for Computervision Corporation, and was Principal Architect, Research and Development for Computervision from August 1986 to February 1991. Mr. Shafei serves as a computer/communications consultant for the United Nations Development Program and is a member of the IEEE Computer Society, Association of Computer Machinery, Society of Cable Engineers and Product Data Exchange Standards. He holds an undergraduate degree from Cairo University and an M.S. and a Ph.D. in computer science from the school of engineering at the Massachusetts Institute of Technology.

  August B. Turturro became Senior Vice President--Network Construction for QCC in September 1997 and President and Chief Operating Officer of Qwest Network Construction Services. From January 1996 to September 1997, Mr. Turturro was President and Chief Operating Officer of Inliner American, a specialty trenchless utility contractor. From January 1992 to January 1996 he was President and Chief Executive Officer of Fishbach Corporation and its Natkin Group, which is the second largest specialty contractor in the United States. Mr. Turturro has over 27 years of construction experience as a professional engineer and holds contractor licenses in several states. He holds a B.S. degree in Mechanical Engineering from West Virginia University.

  A. Dean Wandry became Senior Vice President--Cable & Access Services for QCC in November 1994 and Senior Vice President--New Business Development for QCC in December 1995. In 1981 Mr. Wandry formed Citation Cable Systems Limited, which merged into Fanch Communications, Inc. in 1986. Following the merger, he served as Vice President--Operations until he joined QCC. He joined Bayly Corp., a multinational apparel manufacturer, in 1967 and served as President of the Sales and Marketing Division from 1977 to 1981. He holds a B.S. degree in economics from the University of Colorado.

  Marc Weisberg became Senior Vice President--Corporate Development of QCC in September 1997. Prior to joining QCC, he was the founder and owner of Weisberg & Company, where he provided investment banking and advisory services to clients in several industries, including telecommunications, multimedia and emerging technologies. Mr. Weisberg holds a B.A. from Michigan State University.

  Lewis O. Wilks became President--Business Markets of QCC in October 1997. Mr. Wilks, who previously was president of GTE Communications, has extensive senior-level management experience in delivering communications services to the corporate sector. While Mr. Wilks served as president of GTE Communications, he oversaw national sales, service and marketing activities for the competitive local exchange markets. The business unit, under his leadership, was responsible for all consumer, business and strategic accounts as well as long-distance, media ventures and Internet product distribution. Before joining GTE, Mr. Wilks was a senior executive with MCI Corporation, and held a variety of management positions with Wang Laboratories.

               COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTOR COMPENSATION

  Directors who are officers or employees of Qwest or any of its affiliates do not receive compensation, except as officers or employees of Qwest or its affiliates.

  Directors who are neither officers nor employees of Qwest or any of its affiliates, other than Mr. Liebhaber, are entitled to receive $24,000 per annum for serving as directors of Qwest. Each director who is neither an officer nor an employee of Qwest or any of its affiliates, other than Mr. Liebhaber, is entitled to receive an attendance fee of $2,000 per meeting of the Board and of a committee of which he is a member. The Board has adopted the Qwest Communications International Inc. Equity Compensation Plan for Non-Employee Directors (the "Director Equity Plan") pursuant to which each director who is not an employee of Qwest or any of its affiliates may elect to receive directors' fees in the form of Qwest Common Stock. Directors may elect on a quarterly basis to receive their directors' fees either in Qwest Common Stock or in cash.

  Mr. Liebhaber has a consulting agreement with QCC. The consulting agreement provides that he will be paid an annual retainer fee of $250,000 plus reimbursement for out-of-pocket expenses not to exceed $10,000 without QCC's prior approval. Mr. Liebhaber agreed to waive director's fees in consideration for these payments. See "Certain Transactions."

  Messrs. Slater, Polson and Liebhaber, directors of Qwest, have been granted a total of 20,000, 7,500 and 10,000 growth shares, respectively, under the Qwest Growth Share Plan. All of Mr. Polson's growth shares became 100% vested and payable at the time of the Company's initial public offering in June 1997 (the "Initial Public Offering") and he received compensation attributable to his growth shares in 1997 of $1,772,449. 7,500 of Mr. Slater's growth shares became 100% vested and payable at the time of the Initial Public Offering and he received compensation attributable to such growth shares in 1997 of $1,772,449. The balance of Mr. Slater's growth shares and all of Mr. Liebhaber's growth shares remain outstanding, but the value of such growth shares has been capped at a value generally determined by the $11.00 per share price (as adjusted to reflect the Stock Split) of the Company's Common Stock in the Initial Public Offering and the performance cycle will end on a date in 2001 selected by Qwest in its sole discretion. Based upon the provisions of the Growth Share Plan and their respective growth share agreements, as amended, the maximum amount payable to Messrs. Slater and Liebhaber with respect to the balance of their growth shares is $2.3 million and $1.8 million respectively. Messrs. Slater and Liebhaber also received stock options at the time of the Initial Public Offering to provide incentive compensation with respect to appreciation in the Company's Common Stock subsequent to the Initial Public Offering.

  Messrs. Slater, Liebhaber and Harvey have each been granted stock options pursuant to the Equity Incentive Plan. Mr. Slater has been granted stock options covering a total of 650,000 shares of Qwest Common Stock with 250,000 options having an exercise price of $11.00 per share and vesting at the rate of 20% per year beginning at the same time as Mr. Slater's growth shares and 400,000 options having an exercise price of $30.00 per share and vesting at the rate of 20% per year beginning on December 1, 1998. Mr. Liebhaber has been granted stock options covering a total of 300,000 shares of Qwest Common Stock, with 200,000 options having an exercise price of $11.00 per share and vesting at the rate of 20% per year beginning at the same time as Mr. Liebhaber's growth shares and 100,000 shares having an exercise price of $30.00 per share and vesting at the rate of 20% per year beginning on December 1, 1998. Mr. Harvey has been granted stock options covering a total of 200,000 shares of Qwest Common Stock with an exercise price of $30.00 per share and vesting at the rate of 20% per year beginning on December 1, 1998.

EXECUTIVE COMPENSATION

  The following table summarizes the compensation paid or accrued to Qwest's chief executive officer and four other most highly compensated executive officers of Qwest and its operating subsidiaries (the "named executives" or "named executive officers") during the last three completed fiscal years, together with the compensation paid or accrued to additional executive officers of Qwest and its operating subsidiaries who joined the Company in 1997 whose annualized rate of salary would place them among the four most highly compensated executive officers. The position identified in the table for each person is that person's current position at Qwest unless otherwise indicated. Mr. Nacchio joined Qwest as its Chief Executive Officer effective

January 4, 1997. Mr. Woodruff served as interim Chief Operating Officer of QCC from November 1996 to April 28, 1997.

                          SUMMARY COMPENSATION TABLE

                                     ANNUAL COMPENSATION           LONG TERM COMPENSATION
                                ---------------------------------  -----------------------
                                                                     AWARDS      PAYOUTS
                                                                   -----------------------
                                                                    NUMBER OF
                                                                   SECURITIES
                                                     OTHER ANNUAL  UNDERLYING     LTIP      ALL OTHER
 NAME/PRINCIPAL POSITION   YEAR  SALARY      BONUS   COMPENSATION    OPTIONS     PAYOUTS   COMPENSATION
 -----------------------   ---- --------    -------- ------------  ----------------------- ------------
 Joseph P. Nacchio.......  1997 $593,461    $300,000        --      6,000,000          --   $7,405,273(1)
  President and Chief      1996      --          --         --            --           --          --
  Executive
  Officer                  1995      --          --         --            --           --          --
 Robert S. Woodruff......  1997 $200,000    $ 70,000   $ 25,000(2)    400,000  $ 9,453,025  $    7,750(3)
  Executive Vice           1996  182,200      25,000      2,083           --           --        5,466
  President--Finance
  and Chief Financial      1995  167,766      16,500        --            --           --        1,671
  Officer and Treasurer
 A. Dean Wandry..........  1997 $157,000    $ 47,100        --        150,000  $ 8,271,383  $    7,930(3)
  Senior Vice President--  1996  148,300      30,000        --            --           --        7,725
  New
  Business Development of  1995  141,866      14,000        --            --           --        2,310
  QCC
 Anthony Brodman.........  1997 $157,000    $     --        --         50,000  $ 5,908,127  $    7,930(3)
  Senior Vice President--  1996  152,333      30,000        --            --           --        7,945
  Fiber
  Markets of QCC           1995  130,270      11,364   $ 15,752(4)        --           --        7,163
 Stephen M. Jacobsen       1997 $143,020(5)      --    $132,085(6)    600,000          --          --
  Senior Vice President--  1996      --          --         --            --           --          --
  Consumer
  Markets of QCC           1995      --          --         --            --           --          --
 Lewis O. Wilks..........  1997 $ 50,750(7)      --    $200,000(6)    700,000          --          --
  President--Business      1996      --          --         --            --           --          --
  Markets of
  QCC                      1995      --          --         --            --           --          --
 Brij Khandelwal.........  1997 $ 47,740(8)      --    $150,000(6)    700,000          --          --
  Executive Vice           1996      --          --         --            --           --          --
  President and
  Chief Information        1995      --          --         --            --           --          --
  Officer of QCC
 Larry A. Seese..........  1997 $ 54,994(9)      --    $200,000(6)    750,000          --          --
  Executive Vice           1996      --          --         --            --           --          --
  President--Network
  Engineering and          1995      --          --         --            --           --          --
  Operations of QCC

--------
(1) The amount shown represents the first installment of the "equalization payment" (see "--Employment Contracts and Termination of Employment and Change-in-Control Arrangements") paid to Mr. Nacchio in 1997 together with interest of $173,273 that accrued with respect to the remaining portion of the "equalization payment." That interest was paid to Mr. Nacchio in January 1998.
(2) The amount shown represents QCC's forgiveness of a portion of a loan.
(3) The amount shown represents QCC's contribution to QCC's 401(k) plan.
(4) The amount shown represents commissions.
(5) Mr. Jacobsen began his employment with QCC in March 1997 and amounts disclosed for Mr. Jacobsen for 1997 represent compensation paid after that date. Mr. Jacobsen will receive an annual salary of $192,770 for 1998.
(6) The amount shown represents relocation payments.
(7) Mr. Wilks began his employment with QCC in October 1997 and amounts disclosed for Mr. Wilks for 1997 represent compensation paid after that date. Mr. Wilks will receive an annual salary of $273,000 for 1998.
(8) Mr. Khandelwal began his employment with QCC in October 1997 and amounts disclosed for Mr. Khandelwal for 1997 represent compensation paid after that date. Mr. Khandelwal will receive an annual salary of $225,000 for 1998.
(9) Mr. Seese began his employment with QCC in October 1997 and amounts disclosed for Mr. Seese for 1997 represent compensation paid after that date. Mr. Seese will receive an annual salary of $230,000 for 1998.

STOCK OPTION GRANTS

  The following table sets forth information with respect to the named executives concerning the grant of stock options in 1997.

                                                                                POTENTIAL REALIZABLE VALUE AT
                                                                                ASSUMED ANNUAL RATE OF STOCK
                           INDIVIDUAL GRANTS AWARDS                             PRICE APPRECIATION FOR OPTION
------------------------------------------------------------------------------- ------------------------------
                            NUMBER OF      % OF TOTAL
                           SECURITIES    OPTIONS GRANTED EXERCISE OR
                           UNDERLYING     TO EMPLOYEES   BASE PRICE  EXPIRATION
          NAME           OPTIONS GRANTED IN FISCAL YEAR    ($/SH)       DATE        5%($)          10%($)
          ----           --------------- --------------- ----------- ---------- -------------- ---------------
Joseph P. Nacchio.......    6,000,000(1)     43.18%        $ 11.00    6/30/03   $   22,617,341 $   51,375,214
Robert S. Woodruff......      400,000(2)      2.88%        $ 30.00    12/1/07        7,546,736     19,124,910
Lewis O. Wilks..........      700,000(3)      5.04%        $ 23.75    10/3/07       10,455,373     26,495,968
Brij Khandelwal.........      700,000(4)      5.04%        $22.875    9/27/07       10,070,175     25,519,801
Larry A. Seese..........      750,000(5)      5.40%        $22.875    9/26/07       10,789,473     27,342,644
A. Dean Wandry..........      150,000(2)      1.08%        $ 30.00    12/1/07        2,830,026      7,171,841
Stephen M. Jacobsen.....      600,000(6)      4.32%        $ 11.00    9/24/03        2,299,861      5,248,074
Anthony J. Brodman......       50,000(7)      0.36%        $ 11.00     4/1/03          182,584        413,888

--------
(1) Granted on June 23, 1997 and exercisable in five annual increments of 20% each commencing December 31, 1997.
(2) Granted on December 1, 1997 and exercisable in five annual increments of 20% each commencing December 1, 1998.
(3) Granted on October 3, 1997 and exercisable in increments of 140,000 shares each year for four years beginning October 27, 1998 and in two additional increments of 70,000 shares each on October 27, 2002 and October 27, 2003.
(4) Granted on September 27, 1997 and exercisable in five annual increments of 20% each commencing October 16, 1998.
(5) Granted on September 26, 1997 and exercisable in two annual increments of 200,000 shares each commencing October 6, 1998, three annual increments of 100,000 shares for each of three years beginning October 6, 2000 and a final increment of 50,000 shares on October 6, 2003.
(6) Granted on June 23, 1997 and exercisable in 15% increments on each of March 24, 1998 through March 24, 2001 and in an increment of 40% on March 24, 2002.
(7) Granted on June 23, 1997 and exercisable in 15% increments commencing October 1, 1997 through October 1, 2000 and in an increment of 40% on October 1, 2001.

OPTION EXERCISES AND HOLDINGS

  The following table sets forth information with respect to the named executive officers concerning unexercised options held at the end of 1997. None of the named executive officers exercised options during 1997.

                            NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                           UNDERLYING UNEXERCISED              IN-THE-MONEY
                         OPTIONS AT FISCAL YEAR END     OPTIONS AT FISCAL YEAR END
                         -----------------------------  ----------------------------
   NAME                  EXERCISABLE    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
   ----                  -------------  --------------  ------------- --------------
Joseph P. Nacchio.......      1,200,000       4,800,000 $  22,500,000  $  90,000,000
Robert S. Woodruff......            --          400,000           --             --
Lewis O. Wilks..........            --          700,000           --       4,200,000
Brij Khandelwal.........            --          700,000           --       4,812,500
Larry A. Seese..........            --          750,000           --       5,156,250
A. Dean Wandry..........            --          150,000           --             --
Stephen M. Jacobsen.....            --          600,000           --      11,250,000
Anthony J. Brodman......          7,500          42,500       140,625        796,875

LONG-TERM INCENTIVE PLAN AWARDS

  The following table sets forth information with respect to the named executive officers concerning the grant of long-term incentive plan awards in 1997.

             LONG-TERM INCENTIVE PLANS--AWARDS IN FISCAL YEAR 1997

   NAME                          NUMBER OF GROWTH SHARES   PERFORMANCE PERIOD
   ----                          ----------------------- -----------------------
Joseph P. Nacchio...............         300,000         January 1, 1997 to 2001
Stephen M. Jacobsen.............          30,000         January 1, 1997 to 2001

  Qwest's Growth Share Plan, as amended, provides for the grant of "growth shares" to selected employees and directors of Qwest and certain affiliates who can significantly affect the long-term financial success of Qwest. The Growth Share Plan is unfunded and is a general, unsecured obligation of Qwest. A growth share is a unit of value based on the increase in the value of Qwest over a specified performance cycle or other specified measuring period. The value of a growth share is generally equal to (i) the value Qwest at or near the date of a "triggering event" (as defined below), minus (ii) the value of Qwest as of a date determined by Qwest's Board of Directors in its sole discretion at the time of grant of a growth share ("Beginning Company Value"), minus (iii) the value of contributions to capital during the period beginning with the date as of which Qwest's value for purposes of the growth share grant is determined and ending with the date as of which the value of the growth shares is determined (the "Measuring Period") together with an amount equal to 9% of each such contribution made by entities controlled by Philip F. Anschutz, compounded annually, reduced for any return of capital, plus (iv) dividends paid during the Measuring Period, divided by (v) 10,000,000 (the total number of growth shares authorized). The value of Qwest for this purpose will be based on the trading price of Qwest's equity securities over the 20 consecutive trading days ending on the last day of the Measuring Period if all classes of Qwest's outstanding equity securities are publicly traded and Qwest is subject to the reporting and disclosure rules of the Exchange Act, otherwise the value will be determined by independent appraisal. Payment for growth shares is generally made at the end of the performance cycle or upon the occurrence of certain "triggering events", which consist of termination of the Growth Share Plan and a "change in control" (see Employment Contracts and Termination of Employment and Change-in-Control Arrangements). Qwest has entered into amendments to the growth share arrangements with Messrs. Nacchio and Jacobsen which provide that (i) following completion of the Initial Public Offering, the value of the growth shares is capped at a value generally determined by the $11 per share price (as adjusted to reflect the Qwest Stock Split) of the Qwest Common Stock in the Initial Public Offering and (ii) the performance cycle will end on a date in 2001 selected by Qwest in its sole discretion. Based upon the provisions of the Growth Share Plan and their respective growth share agreements, as amended, the maximum amount payable to Messrs. Nacchio and Jacobsen with respect to their growth shares is $27.7 million and $2.8 million, respectively. The growth shares vest at the rate of 20% per year, beginning on January 1, 1998 for Mr. Nacchio and March 24, 1998 for Mr. Jacobsen. In addition, the growth shares will become fully vested in the event of death, disability or retirement after age 65. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" for a more detailed description of Mr. Nacchio's growth share grant.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

  Mr. Nacchio. Qwest and Joseph P. Nacchio entered into an employment agreement dated as of December 21, 1996, and amended as of January 3, 1997, pursuant to which Mr. Nacchio joined Qwest as its President and Chief Executive Officer effective January 4, 1997, for a term through the close of business on December 31, 2001, unless terminated earlier by either party. The agreement provides for an annual base salary of $600,000, a $300,000 bonus for 1997, and a $300,000 bonus for 1998. Mr. Nacchio may participate in the employee benefit plans available to Qwest's senior executives according to the plans' terms and conditions. Under the agreement, Mr. Nacchio has been granted 300,000 growth shares under Qwest's Growth Share Plan, with a five year performance cycle commencing January 1, 1997 and a "beginning company value" of $1 billion.

  The value of the growth shares is capped at a value generally determined by the $11.00 per share price (as adjusted to reflect the Qwest Stock Split) of the Qwest Common Stock in the Initial Public Offering. The growth shares will vest in 20% increments on each January 1 beginning January 1, 1998, provided that the final 20% increment will vest on the date in 2001 that ends the performance cycle, as determined by Qwest in its sole discretion. The growth share agreement between Qwest and Mr. Nacchio provides for terms that are different from the general terms of the Growth Share Plan in certain respects. Annually, Mr. Nacchio may elect to receive payment for up to 20% of his vested growth shares in shares of Qwest Common Stock; the growth shares for which he has received payment will be canceled. The number of growth shares granted to Mr. Nacchio are subject to adjustment upon changes in Qwest's capital structure in connection with mergers and other reorganizations. If Mr. Nacchio's employment is terminated for good reason (generally, resignation after a reduction in title or responsibility) or other than for cause (as defined below), he will vest in one-twelfth of the 20% of growth shares subject to annual vesting for the year of termination for each full month of employment in such calendar year. A change in control (as defined in the employment agreement) will not result in full vesting of, or payment for, the growth shares unless Mr. Nacchio is terminated without cause or resigns for good reason after the change in control. If his employment is terminated for cause, he will be paid for his vested growth shares based on the value of Qwest as of the end of the immediately preceding calendar year. Upon payment of certain dividends, the growth shares will vest 100% and Mr. Nacchio will be paid for a portion of the growth shares. Termination of the Plan will not be a "triggering event,"as defined in the Growth Share Plan, with respect to Mr. Nacchio's growth shares.

  Qwest has granted Mr. Nacchio an option under Qwest's Equity Incentive Plan to purchase six million shares of Qwest Common Stock. See "--Equity Incentive Plan." The exercise price is $11.00 per share. The option will vest 20% per year beginning on December 31, 1997 and will become fully vested upon Mr. Nacchio's death, disability or retirement. If Mr. Nacchio resigns for good reason (as defined in the growth share agreement) or if Qwest terminates his employment other than for cause, he will vest in one-twelfth of the 20% increment scheduled to vest for the year of termination for each full month of employment with Qwest during such year. If Qwest terminates his employment without cause or if he resigns for good reason (as defined in the employment agreement, provided that for this purpose the occurrence of a change in control by itself is not good reason), in each case following a change in control, the option will become fully vested. If Mr. Nacchio's employment terminates for any other reason, he will forfeit the unvested portion of his option and retain the vested portion of his option, provided that if his employment is terminated for cause, he can exercise the vested portion of the option only until the first to occur of (1) the date that is six months after the day after his termination or (2) June 30, 2003. He can exercise the vested portion of the option at any time before the option expires. Generally, the option will terminate and expire on June 30, 2003.

  The employment agreement also provides that in order to compensate Mr. Nacchio for certain benefits from his former employer, AT&T, that Mr. Nacchio may lose or forfeit as a result of his termination of employment and commencement of employment with Qwest, Qwest will pay him $10,735,861, as adjusted (the "equalization payment"). The equalization payment is to be made in three installments. The first installment of $7,232,000 was paid in 1997 and the second installment of $1,469,861, together with interest of $173,273, was paid in January 1998. The remaining installment of $2,034,000 is scheduled to be paid on January 1, 1999, with annual interest at the rate of 5% from January 7, 1997, to the date of payment. If Mr. Nacchio's employment is terminated for cause (including any willful misconduct materially detrimental to Qwest, felony conviction, or nonfeasance with respect to duties set forth in the employment agreement) on or before December 31, 1999, the agreement provides that he will repay to Qwest a portion of the equalization payment previously paid. If a termination for cause occurs after December 31, 1999, the equalization payment will not be repaid. If Qwest terminates Mr. Nacchio's employment other than for cause or if Mr. Nacchio resigns for good reason, which for this purpose includes a change in control of Qwest or certain other events, Qwest will be obligated to make certain payments to him, including an amount equal to two times his base salary at the rate in effect on the date of employment termination and any installments of the equalization payment that have not yet been made, with interest. Mr. Nacchio will also be entitled to continuation of certain benefits, including welfare benefits and participation in the Qwest Growth Share Plan for a two-year period following termination. For this purpose, change in control means the acquisition of 20% or more of Qwest by an individual, entity (not controlled by Philip F. Anschutz) or group if the new acquirors own a larger percentage of Qwest than entities controlled by Philip
F. Anschutz. The agreement provides that if Mr. Nacchio receives any payments upon a change in control that are subject to the excise tax of Section 4999 of the Internal Revenue Code, Qwest will pay Mr. Nacchio an amount that reimburses him in full for the excise tax.

  Mr. Woodruff. In November 1996 QCC extended Robert S. Woodruff an unsecured, noninterest-bearing loan in the principal amount of $100,000. The principal amount is forgiven in monthly increments of $2,083 beginning December 1, 1996. As of December 1997 the outstanding principal balance of the loan was $72,921. If Mr. Woodruff terminates employment voluntarily or if QCC terminates his employment on account of willful misconduct, QCC may declare the unforgiven outstanding principal amount due and payable within 45 days after the date he terminates employment. If Mr. Woodruff's employment terminates for any other reason, the outstanding principal balance will be forgiven. In December 1996, QCC and Mr. Woodruff entered into a letter agreement to provide that if his employment is terminated for reasons other than willful misconduct, he will receive either a lump sum payment equal to one year's compensation at his then current rate or payment in accordance with QCC's severance policy then in effect, as he elects.

  Mr. Wilks. Qwest and Lewis O. Wilks entered into an employment letter agreement dated October 8, 1997 pursuant to which Mr. Wilks joined Qwest as President-Business Markets. Under the agreement, Mr. Wilks is entitled to an annual base salary of $273,000 and a minimum bonus at the end of his first year of employment of $100,000. Mr. Wilks also received reimbursement for relocation expenses in the amount of $200,000. The agreement also provides for the grant to Mr. Wilks of a stock option pursuant to the Qwest's Equity Incentive Plan covering 700,000 shares of Qwest Common Stock with an exercise price per share of $23.75. The option becomes exercisable as to 140,000 shares of Qwest Common Stock at the end of each of the first four years of employment and an additional 70,000 shares at the end of each of the fifth and sixth years of employment. Mr. Wilks will also receive a transition payment of $200,000 in 1998, payable $50,000 during each calendar quarter beginning January 1, 1998. If Mr. Wilks' employment with Qwest terminates for any reason other than cause during his first year of employment, he will be entitled to a lump sum payment of one year's base salary.

  Mr. Khandelwal. Qwest and Brij Khandelwal entered into an employment letter agreement dated September 26, 1997, pursuant to which Mr. Khandelwal joined Qwest as its Executive Vice President and Chief Information Officer. Under the agreement, Mr. Khandelwal is entitled to an annual base salary of $225,000 and a minimum bonus at the end of the first year of employment of $112,500. Mr. Khandelwal also received reimbursement for relocation expenses of $150,000. The agreement also provides for the grant to Mr. Khandelwal of a stock option pursuant to Qwest's Equity Incentive Plan covering 700,000 shares of Qwest Common Stock with an exercise price of $22.875. The option becomes exercisable as to 140,000 shares of Qwest Common Stock at the end of each of the first five years of employment. If Mr. Khandelwal's employment with Qwest terminates for any reason other than cause during his first year of employment, he will be entitled to a lump sum payment of one year's base salary.

  Mr. Seese. Qwest and Larry A. Seese entered into an employment letter agreement dated September 19, 1997, pursuant to which Mr. Seese joined Qwest as Executive Vice President- Network Engineering and Operations. Mr. Seese is entitled to an annual base salary of $230,000 and a minimum bonus at the end of his first year of employment of $92,000. Mr. Seese also received reimbursement for relocation expenses of $200,000. The agreement also provides for the grant to Mr. Seese of a stock option pursuant to Qwest's Equity Incentive Plan covering 750,000 shares of Qwest Common Stock with an exercise price per share of $22.875. The option becomes exercisable as to 200,000 shares of Qwest Common Stock at the end of each of the first two years of employment, an additional 100,000 shares of Qwest Common Stock at the end of each of the third through the fifth years of employment and an additional 50,000 shares of Qwest Common Stock at the end of the sixth year of employment. If the value of Mr. Seese's options is less than $1,000,000 on the sixth anniversary of his employment, the Company will pay him the difference. If Mr. Seese's employment is terminated for any reason other than cause during his first two years of employment, he will be entitled to a lump sum payment of one year's base salary.

  Mr. Jacobsen. Qwest and Stephen M. Jacobsen entered into an employment letter agreement dated March 7, 1997, pursuant to which Mr. Jacobsen joined Qwest as its Senior Vice President--Consumer Markets. Under the agreement, Mr. Jacobsen is entitled to an annual base salary of $185,000, which has been increased to $192,770 for 1998. Mr. Jacobsen also received reimbursement for relocation expenses in the amount of $132,085. The agreement provides for the grant to Mr. Jacobsen of 30,000 growth shares pursuant to the Growth Share Plan. If Mr. Jacobsen's employment with Qwest terminates for any reason other than cause, he will be entitled to a lump sum payment of one year's base salary.

  Change in Control. The Qwest Growth Share Plan provides that upon a "change of control" of Qwest or a termination of the Qwest Growth Share Plan, the outstanding growth shares will become fully vested. For this purpose, "change of control" is defined as either (A) the acquisition by an individual, entity or group (as defined in the Exchange Act), other than Anschutz Company, The Anschutz Corporation, or any entity controlled by Philip F. Anschutz ("Anschutz Entities"), of beneficial ownership of 20% or more of either (1) the then-outstanding shares of Common Stock or (2) the combined voting power of the then-outstanding voting securities of Qwest entitled to vote generally in the election of directors and the beneficial ownership of the individual, entity or group exceeds the beneficial ownership of the Anschutz Entities or
(B) the Anschutz Entities no longer have beneficial ownership of at least 20% of Qwest's Common Stock or 20% of the combined voting power.

  The Equity Incentive Plan provides that, upon a "change in control," all awards granted under the Equity Incentive Plan will vest immediately. See "Equity Incentive Plan Proposal" below for a description of the Plan and the definition of change in control for purposes of the Plan.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Under Section 16(a) of the Exchange Act, Qwest's directors and certain of its officers and persons holding more than ten percent of Qwest's Common Stock are required to file forms reporting their beneficial ownership of the Qwest Common Stock. Such persons are also required to furnish Qwest copies of the forms so filed. Based solely upon the review of the copies of such forms provided to Qwest and written certifications from each such person, Qwest believes that during the fiscal year ended December 31, 1997, all directors, executive officers and persons holding more than ten percent of Qwest's Common Stock were in compliance with their filing requirements.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The report of the Compensation Committee of the Board of Directors (the "Compensation Committee") shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

 General

  The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"). Since July 1997, Philip F. Anschutz, Jordan L. Haines and W. Thomas Stephens have served on the Committee. Effective November 1997, Mr. Anschutz removed himself from participation in the grant of stock options and other awards under the Company's Equity Incentive Plan and such awards are approved solely by Messrs. Haines and Stephens. Prior to July 1997, the Committee was composed of Mr. Anschutz and Cannon Y. Harvey. In July 1997, Mr. Harvey resigned from the Committee. None of the Committee members are employees of the Company.

  The Company's overall compensation philosophy is to link executives' total compensation to the short-term and long-term performance of the Company so as to maximize long-term stockholder value. The policy is designed to provide a competitive compensation program that will enable the Company to attract, motivate, reward and retain executives and other employees who have the skills, experience and talents required to promote the short and long-term financial performance and growth of the Company.

  The Company's executive compensation has three elements; base salary, annual or short term incentive compensation and long-term incentive compensation in the form of stock options. Generally, the Company's cash compensation policy is designed to provide executive officers and other management personnel with a base salary that is competitive relative to industry standards and to use discretionary cash bonuses to yield total compensation that is equal to, less than, or more than total cash compensation paid to management personnel of the Company's competitors, depending upon the Company's results of operations relative to annual performance goals and the performance of its competitors. Awards of options under the Company's Equity Incentive Plan will be based on criteria that reflect contributions to long-term stockholder value. The Committee has used, and expects to continue to use, stock-based incentive grants, including options, as a significant component of executive compensation.

  The Committee is endeavoring to maximize the deductibility of compensation under section 162(m) of the Internal Revenue Code to the extent practicable while maintaining competitive compensation. Section 162(m) of the Internal Revenue Code denies a tax deduction to any publicly held corporation, such as the Company, for compensation in excess of $1,000,000 paid to any named executive officer unless such compensation is performance based under section 162(m). Compensation paid pursuant to agreements entered into prior to the time that the Company became a publicly held corporation is not subject to the deduction limitation for a transition period. The Company and the Committee have taken all action required under section 162(m) so that compensation attributable to the exercise of options under the Company's Equity Incentive Plan will be deductible.

 Base Salary

  Mr. Nacchio's base salary for 1997 through 2001 was negotiated within the context of the employment agreement executed between Mr. Nacchio and the Company as of December 21, 1996 and amended as of January 3, 1997.

  The base salaries of certain other officers also were negotiated within the context of employment agreements between them and the Company. Except as affected by those agreements, the base salaries of all executive officers and other key management personnel are set at the discretion of the Committee, based upon the recommendations of the Chief Executive Officer.

 Cash Bonus

  Under his employment agreement, Mr. Nacchio was entitled to receive a cash bonus of $300,000 for 1997 and is entitled to receive a cash bonus of $300,000 for 1998. The Committee authorized bonuses for certain of the other named executive officers for 1997 based upon the Company's operational and financial results and the contributions of those individuals.

 Growth Shares

  Prior to the Company's initial public offering of its Common Stock in June 1997, the Company's Growth Share Plan provided the long term incentive compensation element of executive compensation. Pursuant to his employment agreement, Mr. Nacchio received a grant of 300,000 growth shares at the time of his employment. Certain of the other named executive officers also received growth share grants under the Growth Share Plan. All of the outstanding growth shares, including those held by Mr. Nacchio and the other named executive officers, were amended at the time of the initial public offering of the Company's Common Stock to cap the value of the growth shares at a value generally determined by the $11 per share price (as adjusted to reflect the

Qwest Stock Split) of the Company's Common Stock in the Initial Public Offering and to provide that the growth share grants will terminate and become payable on a date in 2001 selected by the Company. The individuals who held growth shares at the time of the Initial Public Offering also received stock options pursuant to the Company's Equity Incentive Plan to provide incentive compensation with respect to appreciation in the Company's Common Stock subsequent to the Initial Public Offering. The Committee does not intend to grant any additional growth shares under the Growth Share Plan.

 Stock Options

  The Committee believes that long-term incentive compensation in the form of stock options is the most direct way of making executive compensation dependent upon increases in stockholder value. The Company's Equity Incentive Plan provides the means through which executive officers can build an investment in Common Stock which will align such officers' economic interests with the interests of stockholders. The value of stock options historically has increased as a result of increase of the price of the Common Stock, and such options are highly valued by employees. The Committee believes that the grant of stock options has been and will continue to be a significant component of its success in attracting and retaining talented management employees in an extremely competitive environment.

  The exercise price of each option has generally been the market price of the Common Stock on the date of grant. The most recent option grants generally provide for delayed vesting over a period of five years and have a term of ten years. The Committee believes that stock options give the executive officers greater incentive throughout the term of the options to strive to operate the Company in a manner that directly affects the financial interests of the stockholders both on the long term, as well as the short term, basis.

  In determining the number of option shares to grant to executive officers, the Committee considers on a subjective basis the same factors as it does in determining the other components of compensation, with no single factor accorded special weight. The recommendation of the Chief Executive Officer is of paramount importance in determining awards to persons other than himself.

  During 1997, the Committee granted an option to Mr. Nacchio exercisable for an aggregate of 6,000,000 shares of Common Stock (as adjusted to reflect the Qwest Stock Split), which will vest and become exercisable at the rate of 20% per year, beginning on December 31, 1997 and will become fully vested upon Mr. Nacchio's death or disability.

  The Committee intends to continue its practice of basing executive compensation on stock price and other financial performance criteria, and on its qualitative evaluation of individual performance. The Committee believes that its compensation policies promote the goals of attracting, motivating, rewarding and retaining talented executives who will maximize value for the Company's stockholders.

 Compensation Committee

  Philip F. Anschutz, Chairman
  Jordan L. Haines
  W. Thomas Stephens

PERFORMANCE MEASUREMENT COMPARISON

  The following chart shows the Center for Research in Security Prices ("CRSP") Total Returns Index from June 23, 1997 to December 31, 1997 for (i) Qwest Common Stock, (ii) Nasdaq Stock Market (US Companies) and (iii) Nasdaq Telecommunications Stocks. All values assume reinvestment of the full amount of all dividends.


                       [PERFORMANCE GRAPH APPEARS HERE]


                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN
               AMONG QWEST COMMUNICATIONS INTERNATIONAL, INC.,
                          MARKET INDEX AND PEER INDEX


Measurement period               Company       Market      Peer
(Fiscal Year Covered)             Index        Index       Index
---------------------           ---------    ---------   ---------

FYE 12/31/96                                 $  88.777   $  86.261
FYE 01/31/97                                 $  95.086   $  88.350
FYE 02/28/97                                 $  89.830   $  85.908
FYE 03/31/97                                 $  83.966   $  80.201
FYE 04/30/97                                 $  86.591   $  83.250
FYE 05/30/97                                 $  96.407   $  93.566
FYE 06/24/97                    $ 100.000    $ 100.000   $ 100.000
FYE 06/30/97                    $  97.321    $  99.355   $ 100.675
FYE 07/31/97                    $ 111.161    $ 109.844   $ 107.008
FYE 08/29/97                    $ 145.536    $ 109.677   $ 103.411
FYE 09/30/97                    $ 164.732    $ 116.164   $ 116.869
FYE 10/31/97                    $ 220.536    $ 110.128   $ 120.288
FYE 11/28/97                    $ 195.089    $ 110.672   $ 121.122
FYE 12/31/97                    $ 212.500    $ 108.939   $ 127.457


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Mr. Anschutz, a member of the Compensation Committee, is a Director and Chairman (not an executive officer position) of Qwest, a Director and Chairman of Anschutz Company, Qwest's majority stockholder, and a Director and Chairman of The Anschutz Corporation, a subsidiary of Anschutz Company. Mr. Harvey, who served on the Compensation Committee until July 1997, is a Director of Qwest and President and Chief Operating Officer of Anschutz Company and The Anschutz Corporation. Certain transactions and relationships between Qwest and Anschutz Company or one of its affiliates are described directly below under "Certain Transactions."

                             CERTAIN TRANSACTIONS

  Certain affiliates of Anschutz Company indirectly provide facilities to Qwest at prevailing market rates. Qwest rents its corporate office in Denver, Colorado from a limited partnership in which Mr. Anschutz serves as a general partner and indirectly holds limited partner interests and rents certain telecommunications equipment used by Qwest at its corporate office from an affiliate of Anschutz Company. Such expenses totaled $1.4 million for the year ended December 31, 1997.

  Affiliates of Anschutz Company incur certain costs on Qwest's behalf, including primarily insurance and corporate transportation services, and allocate such costs to Qwest based on actual usage. The cost to Qwest for such services was approximately $4.3 million for the year ended December 31, 1997.

  Qwest historically has received capital contributions and noninterest-bearing advances from Anschutz Company and an affiliate of Anschutz Company to fund operations. In May 1997, all outstanding advances, then totaling approximately $28.0 million, were repaid, and no further advances are expected to be made.

  Effective May 23, 1997, Qwest sold to the Anschutz Family Investment Company LLC, for $2.3 million in cash, a warrant to acquire 8,600,000 shares of Qwest Common Stock at an exercise price of $14.00 per share, exercisable on May 23, 2000, with certain exceptions. The warrant is not transferable. Shares of Qwest Common Stock issued upon exercise of the warrant would be subject to restrictions on sale and transfer for two years after exercise. Anschutz Company is the manager of, and owns a 1% equity interest in, the Anschutz Family Investment Company LLC, and a trust, of which members of Mr. Anschutz's immediate family are beneficiaries, owns the remainder of the equity interests.

  Qwest has a tax sharing agreement with Anschutz Company that provides for the allocation of tax liabilities and benefits. In general, the agreement requires Qwest to pay to Anschutz Company the applicable income taxes for which Qwest would be liable if it filed a separate return and requires Anschutz Company to pay Qwest for losses or credits which would have resulted in a refund of taxes as if Qwest had filed a separate return. The payments under the agreement may be made in the form of cash, setoffs, contributions to capital, dividends, notes or any combination of the foregoing. The tax benefits payable to Qwest under the existing agreement through December 31, 1996 of $11.1 million were forgiven. The tax sharing agreement was amended, effective as of January 1, 1997 (the "Effective Date"), to provide that Qwest will be responsible to Anschutz Company to the extent of income taxes for which Qwest would have been liable if it had filed a separate return after giving effect to any loss or credit carryover belonging to Qwest from taxable periods after the Effective Date. Anschutz Company will be responsible to Qwest to the extent an unused loss or credit can be carried back to an earlier taxable period after the Effective Date.

  Qwest had a $100.0 million three-year revolving credit facility with ABN AMRO that was collateralized by shares owned and pledged by an affiliate of Anschutz Company. In October 1997, Qwest repaid the then outstanding balance and terminated this credit facility.

  Anschutz Company guaranteed a QCC construction loan with an outstanding balance at December 31, 1997, of approximately $10.9 million. The construction loan, which was repaid in 1998, pertained to a network construction project undertaken by QCC for an interexchange carrier. The guarantee was limited to indemnification against defective construction, warranty or other claims of the interchange carrier that would reduce or eliminate the interexchange carrier's obligation to pay QCC. In addition, Anschutz Company has guaranteed bonds totaling $175.0 million furnished by Qwest to support its construction obligations under a contract for sale of dark fiber. Qwest has agreed to indemnify Anschutz Company and its subsidiaries against any cost or losses incurred by any of them as a result of their providing credit support to Qwest (in the form of collateral pledges, guarantees, bonds or otherwise).

  Richard T. Liebhaber, a Director of Qwest, entered into a consulting agreement with an affiliate of Anschutz Company in December 1996 to provide consulting services in 1997 and serve on the Board of Qwest and its subsidiaries upon request. The agreement was assigned to Qwest in February 1997. Mr. Liebhaber was required under the contract to provide a minimum of 30 days of consulting services to QCC during 1997 and was paid $250,000 plus out-of-pocket expenses during 1997. The agreement was renewed for 1998. Mr. Liebhaber was granted 10,000 growth shares, effective December 1, 1996, with a performance cycle ending in 2001 under the Qwest Growth Share Plan. Mr. Liebhaber was also granted options to purchase 300,000 shares of Qwest Common Stock. (See "Director Compensation" above).

  No director or executive officer of Qwest and its operating subsidiaries was indebted to Qwest or its subsidiaries at any time since the beginning of 1997 in excess of $60,000, except Mr. Woodruff as described above in the Proxy Statement under the description of his employment contract.

                  PROPOSAL 2--EQUITY INCENTIVE PLAN PROPOSAL

  The Board recommends that the stockholders of Qwest approve the Qwest Communications International Inc. Equity Incentive Plan (the "Equity Incentive Plan"). Effective June 23, 1997, the Board adopted the Equity Incentive Plan and the adoption of the Equity Incentive Plan was approved by Qwest's then sole stockholder. The principal features of the Equity Incentive Plan are summarized below.

  The purposes of the Equity Incentive Plan are to provide those who are selected for participation with added incentives to continue in the long-term service of Qwest and to create in such persons a more direct interest in the future success of the operations of Qwest by relating incentive compensation to increases in shareholder value, so that the income of those participating in the Equity Incentive Plan is more closely aligned with the income of Qwest's shareholders. The Equity Incentive Plan is also designed to provide a financial incentive that will help Qwest attract, retain and motivate the most qualified employees and consultants.

  The Equity Incentive Plan provides for the grant of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, stock units and other stock grants to employees of Qwest and its affiliates and consultants to Qwest. A maximum of 20,000,000 shares of Common Stock may be subject to awards under the Equity Incentive Plan. The number of shares is subject to adjustment on account of stock splits, stock dividends and other dilutive changes in the Common Stock. Shares of Common Stock covered by unexercised non-qualified or incentive stock options that expire, terminate or are canceled, together with shares of Common Stock that are forfeited pursuant to a restricted stock grant or any other award (other than an option) under the Equity Incentive Plan or that are used to pay withholding taxes or the option exercise price, will again be available for option or grant under the Equity Incentive Plan. The closing price of the Common Stock on March 31, 1998 on the Nasdaq National Market was $38.875 per share.

  Participation. The Equity Incentive Plan provides that awards may be made to employees and consultants who are responsible for Qwest's growth and profitability. Directors who are not employees of Qwest and its affiliates or consultants to Qwest are not eligible. Qwest currently considers all of its employees and certain of its consultants to be eligible for grant of awards under the Equity Incentive Plan. As of December 31, 1997, there were approximately 1,600 eligible participants.

  Administration. The Equity Incentive Plan is administered by the members of Qwest's Compensation Committee other than Mr. Anschutz (the "Committee"). The Committee must be structured at all times so that it satisfies the "non-employee director" requirement of Rule 16b-3 under the Exchange Act. To the extent practicable, Qwest intends to satisfy the similar requirement of
Section 162(m) of the Code with respect to grants to employees whose compensation is subject to Section 162(m) of the Code. The Committee has the sole discretion to determine the employees and consultants to whom awards may be granted under the Equity Incentive Plan and the manner in which such awards will vest. Options, stock appreciation rights, restricted stock and stock units are granted by the Committee to employees and consultants in such numbers and at such times during the term of the Equity Incentive Plan as the Committee shall determine, except that the maximum number of shares subject to one or more options or stock appreciation rights that can be granted during the term of the Equity Incentive Plan to any employee or consultant is 20,000,000 shares of Common Stock, and except that incentive options may be granted only to employees. In granting options, stock appreciation rights, restricted stock and stock units, the Committee will take into account such factors as it may deem relevant in order to accomplish the Equity Incentive Plan's purposes, including one or more of the following: the extent to which performance goals have been met, the duties of the respective employees and consultants, and their present and potential contributions to Qwest's success.

  Exercise of Options. The Committee determines the exercise price for each option; however, incentive stock options must have an exercise price that is at least equal to the fair market value of the Common Stock on the date the incentive stock option is granted (at least equal to 110% of fair market value in the case of an incentive stock option granted to an employee who owns Common Stock having more than 10% of the voting power). An option holder may exercise an option by written notice and payment of the exercise price in (i) cash or certified funds, (ii) by the surrender of a number of shares of Common Stock already owned by the option holder for at least six months with a fair market value equal to the exercise price, or
(iii) through a broker's transaction by directing the broker to sell all or a portion of the Common Stock to pay the exercise price or make a loan to the option holder to permit the option holder to pay the exercise price. Option holders who are subject to the withholding of federal and state income tax as a result of exercising an option may be provided with an election to satisfy the income tax withholding obligation through the withholding of a portion of the Common Stock to be received upon exercise of the option.

  Option Term. The Committee determines the term of each Option, which shall be no longer than ten years (five years in the case of an incentive stock option granted to an employee who owns Common Stock having more than 10% of the voting power). Unless the Committee provides otherwise, the following provisions apply in the event of an employee's termination of employment. If the option holder's services are terminated for cause, as determined by Qwest, the option terminates immediately. If the option holder becomes disabled, the option may be exercised for one year after the option holder terminates employment on account of disability. If the option holder dies during employment or in the one-year period referred to in the preceding sentence, the option may be exercised for one year after the option holder's death. If the option holder terminates employment for any reason other than cause, disability, or death, the option may be exercised for three months after termination of employment. In all cases, the option can be exercised only to the extent it is vested at the time of termination of employment.

  Restricted Stock. The Committee may grant a Participant a number of shares of restricted stock as determined by the Committee in its sole discretion. Grants of restricted stock may be subject to such restrictions, including for example, continuous employment with Qwest for a stated period of time or the attainment of performance goals and objectives, as determined by the Committee in its sole discretion. The restrictions may vary among awards and participants. If a participant dies or becomes disabled or retires pursuant to Qwest's retirement policy, the restricted stock will become fully vested as to a pro rata portion of each award based on the ratio of the number of months of employment completed at termination of employment from the date of the award to the total number of months of employment required for each award to become fully vested. The remaining portion of the restricted stock will be forfeited. If a participant terminates employment for any other reason, all unvested shares of restricted stock will be forfeited.

  Stock Units. The Committee may grant stock units to participants. The Committee determines the number of stock units to be granted, the goals and objectives to be satisfied, the time and manner of payment, and any other terms and conditions applicable to the stock units.

  Stock Appreciation Rights. The Committee may grant stock appreciation rights to participants, either separately or in tandem with the grant of options. The Committee determines the period during which a stock appreciation right may be exercised and the other terms and conditions applicable to the stock appreciation rights. Upon exercise of a stock appreciation right, a participant is entitled to a payment equal to the number of shares of Common Stock as to which the stock appreciation right is exercised times the excess of the fair market value of a share of Common Stock on the date the stock appreciation right is exercised over the fair market value of a share of Common Stock on the date the stock appreciation right was granted. The amount may be paid in shares of Common Stock, in cash, or in a combination of cash and Common Stock as the Committee determines in its sole discretion. Upon termination of employment, stock appreciation rights are exercisable in the same manner as options. See, "--Option Term," above. If a stock appreciation right is granted in tandem with an option, exercise of the stock appreciation right or the option will result in an equal reduction in the number of shares subject to the corresponding option or stock appreciation right.

  Other Stock Grants. The Committee may award stock bonuses to such participants, subject to such conditions and restrictions, as it determines in its sole discretion. Stock bonuses may be outright grants or may be conditioned on continued employment or attainment of performance goals as the Committee determines in its sole discretion. The Board may, in its sole discretion, establish other incentive compensation arrangements pursuant to which participants may acquire Common Stock or provide that other incentive compensation will be paid in Common Stock under the Equity Incentive Plan.

  Nontransferability. Except as may be otherwise permitted by the Committee, options, stock appreciation rights, stock units and restricted stock awards granted under the Equity Incentive Plan are not transferable other than by will or by the laws of descent and distribution.

  Change in Control. All awards granted under the Equity Incentive Plan shall immediately vest upon any "change in control" of Qwest unless otherwise provided by the Committee at the time of grant. A "change in control" occurs if (i) 20% or more of Qwest's voting stock or outstanding stock is acquired by persons or entities (other than any entity controlled by Philip F. Anschutz ("Anschutz Entities")) and the beneficial ownership so acquired exceeds the beneficial ownership of the Anschutz Entities or (ii) the Anschutz Entities no longer have beneficial ownership of at least 20% of Qwest's voting stock or outstanding stock.

  Merger and Reorganization. Upon the occurrence of (i) the reorganization (other than a bankruptcy reorganization), merger or consolidation of Qwest (other than a reorganization, merger or consolidation in which Qwest is the continuing company and that does not result in any change in the outstanding shares of Common Stock), (ii) the sale of all or substantially all of the assets of Qwest (other than a sale in which Qwest continues as a holding company of an entity that conducts the business formerly conducted by Qwest), or (iii) the dissolution or liquidation of Qwest, all outstanding options will terminate automatically when the event occurs if Qwest gives the option holders 30 days' prior written notice of the event. Notice is also given to holders of other awards. Notice is not required for a merger or consolidation or for a sale if Qwest, the successor, or the purchaser makes adequate provision for the assumption of the outstanding options or the substitution of new options or awards on terms comparable to the outstanding options or awards. When the notice is given, all outstanding options fully vest and can be exercised prior to the event and other awards become exercisable and payable.

  Amendment and Termination. The Board may amend the Equity Incentive Plan in any respect at any time provided shareholder approval is obtained when necessary or desirable, but no amendment can impair any option, stock appreciation right , award or unit previously granted or deprive an option holder, without his or her consent, of any Common Stock previously acquired. The Equity Incentive Plan will terminate on June 22, 2007 unless sooner terminated by the Board.

  Federal Income Tax Consequences of Issuance and Exercise of Options Under the Equity Incentive Plan. When a non-qualified stock option is granted, there are no income tax consequences for the option holder or Qwest. When a non-qualified stock option is exercised, in general, the option holder recognizes compensation equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price. If, however, the sale of the Common Stock at a profit would subject the option holder to liability under
Section 16(b) of the Exchange Act ("Section 16(b)"), the option holder will recognize compensation income equal to the excess of (i) the fair market value of the Common Stock on the earlier of the date that is six months after the date of exercise or the date the option holder can sell the Common Stock without Section 16(b) liability over (ii) the exercise price. The option holder can make an election under section 83(b) of the Code to measure the compensation as of the date the non-qualified option is exercised. The compensation recognized by an employee is subject to income tax withholding. Qwest is entitled to a deduction equal to the compensation recognized by the option holder for Qwest's taxable year that ends with or within the taxable year in which the option holder recognized the compensation, assuming that the compensation amounts satisfy the ordinary and necessary and reasonable compensation requirements for deductibility and that the deduction is not limited by section 162(m) of the Code.

  When an incentive stock option is granted, there are no income tax consequences for the option holder or Qwest. When an incentive option is exercised, the option holder does not recognize income and Qwest does not receive a deduction. The option holder, however, must treat the excess of the fair market value of the Common Stock on the date of exercise over the exercise price as an item of adjustment for purposes of the alternative minimum tax. If the option holder makes a "disqualifying disposition" of the Common Stock (described below) in the same taxable year the incentive stock option was exercised, there are no alternative minimum tax consequences.

  If the option holder disposes of the Common Stock after the option holder has held the Common Stock for at least two years after the incentive stock option was granted and one year after the incentive stock option was exercised, the amount the option holder receives upon the disposition over the exercise price is treated as capital gain for the option holder. Qwest is not entitled to a deduction. If the option holder makes a "disqualifying disposition" of the Common Stock by disposing of the Common Stock before it has been held for at least two years after the date the incentive option was granted and one year after the date the incentive option was exercised, the option holder recognizes compensation income equal to the excess of (i) the fair market value of the Common Stock on the date the incentive option was exercised or, if less, the amount received on the disposition over (ii) the exercise price. At present, Qwest is not required to withhold income or other taxes. Qwest is entitled to a deduction equal to the compensation recognized by the option holder for Qwest's taxable year that ends with or within the taxable year in which the option holder recognized the compensation, assuming that the compensation amounts satisfy the ordinary and necessary and reasonable compensation requirements for deductibility and that the deduction is not limited by section 162(m) of the Code.

  The Equity Incentive Plan provides that option holders are responsible for making appropriate arrangements with Qwest to provide for any additional withholding amounts. Furthermore, Qwest shall have no obligation to deliver shares of Common Stock upon the exercise of any options, stock appreciation rights, awards or units under the Equity Incentive Plan until all applicable federal, state and local income and other tax withholding requirements have been satisfied.

  The following table sets forth the options granted from inception of the Equity Incentive Plan to the specified individuals and groups and outstanding as of March 27, 1998.

                             EQUITY INCENTIVE PLAN

NAME AND POSITION                                              OPTIONS GRANTED
-----------------                                              ---------------
Joseph P. Nacchio.............................................    5,824,451
Robert S. Woodruff............................................      400,000
A. Dean Wandry................................................      150,000
Anthony J. Brodman............................................       50,000
Steven M. Jacobsen............................................      600,000
Louis O. Wilks................................................      700,000
Brij Khandelwal...............................................      700,000
Larry M. Seese................................................      750,000
All Current Executive Officers as a Group.....................   11,174,000
All Current Directors who are not Executive Officers as a
 Group........................................................    1,150,000
All Employees as a Group other than Executive Officers........    3,647,600

--------
Detailed information with respect to option grants under the Company's Equity Incentive Plan with respect to the named executive officers is set forth above (see "Stock Option Grants" above). The options reflected in the above table were granted at exercise prices ranging between $7.50 and $36.25 per share. The options generally provide for vesting at the rate of 20% per year commencing on the first anniversary of the date of grant and expire either five years or ten years from the date of grant, as determined by the Committee at the time of grant. The market value of the shares of the Company's Common Stock covered by all outstanding options under the Equity Incentive Plan as of the Record Date was approximately $621 millon.

RECOMMENDATION OF THE BOARD

  THE BOARD RECOMMENDS THAT THE QWEST STOCKHOLDERS VOTE "FOR" THE FOREGOING PROPOSAL.

                QWEST CERTIFIED INDEPENDENT PUBLIC ACCOUNTANTS

  The firm of KPMG Peat Marwick LLP has served as independent auditors for the fiscal year ending December 31, 1997, and has been selected to serve for the 1998 fiscal year. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

                                 ANNUAL REPORT

  A COPY OF QWEST'S ANNUAL REPORT TO SHAREHOLDERS FOR THE YEAR ENDED DECEMBER 31, 1997 IS ENCLOSED HEREWITH, BUT IS NOT A PART OF THIS PROXY STATEMENT. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY REQUESTING STOCKHOLDER A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE 1997 FISCAL YEAR, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES. WRITTEN REQUESTS SHOULD BE MADE TO JOSEPH T. GARRITY, CORPORATE SECRETARY, ADDRESSED TO QWEST COMMUNICATIONS INTERNATIONAL INC. AT 555 SEVENTEENTH STREET, 1000 QWEST TOWER, DENVER, COLORADO 80202.

                             STOCKHOLDER PROPOSALS

  Proposals of stockholders that are intended to be presented at Qwest's 1999 Annual Meeting of Stockholders must be received by the Corporate Secretary of Qwest not later than December 31, 1998, in order to be included in the proxy statement and proxy relating to the 1999 Annual Meeting.

                                 OTHER MATTERS

  The Board knows of no other business to be presented at the meeting, but if other matters do properly come before the meeting, it is intended that the persons named in the proxy will vote in respect thereof in accordance with their judgement.

  The Board encourages you to have your shares voted by signing and returning the enclosed proxy. The fact that you will have returned your proxy in advance will not affect your right to vote in person should you attend the meeting. However, by signing and returning the proxy, you have assured your representation at the Annual Meeting. Thank you for your cooperation.

                                          By Order of the Board of Directors

                                          /s/ Joseph T. Garrity
                                          Joseph T. Garrity
                                          Corporate Secretary

Denver, Colorado
April 3, 1998

================================================================================



                    QWEST COMMUNICATIONS INTERNATIONAL INC.



                             EQUITY INCENTIVE PLAN



                           (EFFECTIVE JUNE 23, 1997)



================================================================================

                               TABLE OF CONTENTS

                               -----------------



                                                                    Page

                                                                    ----



ARTICLE I        INTRODUCTION....................................... 1

1.1              Establishment...................................... 1

1.2              Purposes........................................... 1



ARTICLE II       DEFINITIONS........................................ 1

2.1              Definitions........................................ 1

2.2              Gender and Number.................................. 3



ARTICLE III      PLAN ADMINISTRATION................................ 4



ARTICLE IV       STOCK SUBJECT TO THE PLAN.......................... 4

4.1              Number of Shares................................... 4

4.2              Other Shares of Stock.............................. 5

4.3              Adjustments for Stock Split, Stock Dividend, Etc... 5

4.4              Other Distributions and Changes in the Stock....... 5

4.5              General Adjustment Rules........................... 5

4.6              Determination by the Committee, Etc................ 6



ARTICLE V        CORPORATE REORGANIZATION; CHANGE IN CONTROL........ 6

5.1              Reorganization..................................... 6

5.2              Required Notice.................................... 6

5.3              Acceleration of Exercisability..................... 7

5.4              Change in Control.................................. 7

5.5              Limitation on Payments............................. 8



ARTICLE VI       PARTICIPATION...................................... 8



ARTICLE VII      OPTIONS............................................ 8

7.1              Grant of Options................................... 8

7.2              Stock Option Certificates.......................... 9

7.3              Restrictions on Incentive Options..................12

7.4              Shareholder Privileges.............................12



ARTICLE VIII     RESTRICTED STOCK AWARDS............................13

8.1              Grant of Restricted Stock Awards...................13

8.2              Restrictions.......................................13

8.3              Privileges of a Stockholder, Transferability.......13

8.4              Enforcement of Restrictions........................13



ARTICLE IX       STOCK UNITS........................................14



ARTICLE X        STOCK APPRECIATION RIGHTS..........................14

10.1             Persons Eligible...................................14

10.2             Terms of Grant.....................................14

10.3             Exercise...........................................14

10.4             Number of Shares or Amount of Cash.................14

10.5             Effect of Exercise.................................15

10.6             Termination of Services............................15



ARTICLE XI       STOCK BONUSES......................................15



ARTICLE XII      OTHER COMMON STOCK GRANTS..........................15



ARTICLE XIII     RIGHTS OF PARTICIPANTS.............................16

13.1             Service............................................16

13.2             Nontransferability.................................16

13.3             No Plan Funding....................................16



ARTICLE XIV      GENERAL RESTRICTIONS...............................16

14.1             Investment Representations.........................16

14.2             Compliance with Securities Laws....................17

14.3             Changes in Accounting Rules........................17



ARTICLE XV       OTHER EMPLOYEE BENEFITS............................17



ARTICLE XVI      PLAN AMENDMENT, MODIFICATION AND TERMINATION.......17



ARTICLE XVII     WITHHOLDING........................................18

17.1             Withholding Requirement............................18

17.2             Withholding With Stock.............................18



ARTICLE XVIII    REQUIREMENTS OF LAW................................19

18.1             Requirements of Law................................19

18.2             Federal Securities Law Requirements................19

18.3             Governing Law......................................19



ARTICLE XIX      DURATION OF THE PLAN...............................19

                    QWEST COMMUNICATIONS INTERNATIONAL INC.



                             EQUITY INCENTIVE PLAN



                                   ARTICLE I



                                 INTRODUCTION



      1.1 ESTABLISHMENT.  Qwest Communications International Inc., a Delaware

corporation, hereby establishes the Qwest Communications International Inc.

Equity Incentive Plan (the "Plan") for certain key employees of the Company (as defined in subsection 2.1(f)) and certain consultants to the Company.  The Plan permits the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified stock options,

restricted stock awards, stock appreciation rights, stock bonuses, stock units and other stock grants to certain key employees of the Company and to certain consultants to the Company.



      1.2 PURPOSES.  The purposes of the Plan are to provide those who are selected for participation in the Plan with added incentives to continue in the long-term service of the Company and to create in such persons a more direct interest in the future success of the operations of the Company by relating incentive compensation to increases in shareholder value, so that the income of those participating in the Plan is more closely aligned with the income of the

Company's shareholders.  The Plan is also designed to provide a financial incentive that will help the Company attract, retain and motivate the most qualified employees and consultants.



                                  ARTICLE II



                                  DEFINITIONS



      2.1 DEFINITIONS.  The following terms shall have the meanings set forth below:



          (a) "AFFILIATED CORPORATION" means any corporation or other entity that is affiliated with Qwest through stock ownership or otherwise and is designated as an "Affiliated Corporation" by the Board, provided, however, that for purposes of Incentive Options granted pursuant to the Plan, an "Affiliated

Corporation" means any parent or subsidiary of the Company as defined in Section

424 of the Code.



          (b) "AWARD" means an Option, a Restricted Stock Award, a Stock

Appreciation Right, a Stock Unit, grants of Stock pursuant to Article XI or other issuances of Stock hereunder.



          (c) "BOARD" means the Board of Directors of Qwest.



          (d) "CODE" means the Internal Revenue Code of 1986, as it may be amended from time to time.

          (e) "COMMITTEE" means a committee consisting of members of the Board who are empowered hereunder to take actions in the administration of the Plan.

The Committee shall be so constituted at all times as to permit the Plan to comply with Rule 16b-3 or any successor rule promulgated under the Securities

Exchange Act of 1934 (the "1934 Act").  Members of the Committee and any

subcommittee or special committee shall be appointed from time to time by the

Board, shall serve at the pleasure of the Board and may resign at any time upon written notice to the Board.  The Committee shall select Participants from

Eligible Employees and Eligible Consultants of the Company and shall determine the awards to be made pursuant to the Plan and the terms and conditions thereof.



          (f) "COMPANY" means Qwest and the Affiliated Corporations.



          (g) "DISABLED" or "DISABILITY" shall have the meaning given to such terms in Section 22(e)(3) of the Code.



          (h) "EFFECTIVE DATE" means the effective date of the Plan, May 23,

1997.



          (i) "ELIGIBLE EMPLOYEES" means those key employees (including, without limitation, officers and directors who are also employees) of the Company or any subsidiary or division thereof, upon whose judgment, initiative and efforts the

Company is, or will become, largely dependent for the successful conduct of its business.  For purposes of the Plan, an employee is an individual whose wages are subject to the withholding of federal income tax under section 3401 of the

Code.



          (j)  "ELIGIBLE CONSULTANTS" means those consultants to the Company who are determined, by the Committee, to be individuals whose services are important to the Company and who are eligible to receive Awards, other than Incentive

Options, under the Plan.



          (k) "FAIR MARKET VALUE" means the average of the mean between the bid and the asked prices of the Stock or the closing price, as applicable, on the

NASDAQ National Market System, the principal stock exchange or other market on which the Stock is traded, over the five consecutive trading days ending on a particular date or by such other method as the Committee may specify at the time an Award is granted.  If the price of the Stock is not reported on any securities exchange or national market system, the Fair Market Value of the

Stock on a particular date shall be as determined by the Committee.  If, upon exercise of an Option, the exercise price is paid by a broker's transaction as provided in subsection 7.2(g)(ii)(D), Fair Market Value, for purposes of the exercise, shall be the price at which the Stock is sold by the broker.



          (l) "INCENTIVE OPTION" means an Option designated as such and granted in accordance with Section 422 of the Code.



          (m) "NON-QUALIFIED OPTION" means any Option other than an Incentive

Option.



          (n) "OPTION" means a right to purchase Stock at a stated or formula price for a specified period of time.  Options granted under the Plan shall be either Incentive Options or Non-Qualified Options.

          (o) "OPTION CERTIFICATE" shall have the meaning given to such term in

Section 7.2 hereof.



          (p) "OPTION HOLDER" means a Participant who has been granted one or more Options under the Plan.



          (q) "OPTION PRICE" means the price at which each share of Stock subject to an Option may be purchased, determined in accordance with subsection

7.2(b).



          (r) "PARTICIPANT" means an Eligible Employee or Eligible Consultant designated by the Committee from time to time during the term of the Plan to receive one or more of the Awards provided under the Plan.



          (s) "QWEST" means Qwest Communications International Inc. and any successor thereto.



          (t) "RESTRICTED STOCK AWARD" means an award of Stock granted to a

Participant pursuant to Article VIII that is subject to certain restrictions imposed in accordance with the provisions of such Section.



          (u)  "SHARE" means a share of Stock.



          (v) "STOCK" means the $0.01 par value common stock of Qwest.



          (w) "STOCK APPRECIATION RIGHT" means the right, granted by the

Committee pursuant to the Plan, to receive a payment equal to the increase in the Fair Market Value of a Share of Stock subsequent to the grant of such Award.



          (x) "STOCK BONUS" means either an outright grant of Stock or a grant of Stock subject to and conditioned upon certain employment or performance related goals.



          (y) "STOCK UNIT" means a measurement component equal to the Fair

Market Value of one share of Stock on the date for which a determination is made pursuant to the provisions of this Plan.



      2.2 GENDER AND NUMBER.  Except when otherwise indicated by the context,

the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.



                                  ARTICLE III



                              PLAN ADMINISTRATION



     The Plan shall be administered by the Committee.  In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, select the

Participants from among the Eligible Employees and Eligible Consultants,

determine the Awards to be made pursuant to the Plan, the number of Stock Units, Stock Appreciation Rights or shares of Stock to be issued thereunder and the time at which such Awards are to be made, fix the Option

Price, period and manner in which an Option becomes exercisable, establish the duration and nature of Restricted Stock Award restrictions, establish the terms and conditions applicable to Stock Bonuses and Stock Units, and establish such other terms and requirements of the various compensation incentives under the

Plan as the Committee may deem necessary or desirable and consistent with the terms of the Plan. The Committee shall determine the form or forms of the agreements with Participants that shall evidence the particular provisions,

terms, conditions, rights and duties of Qwest and the Participants with respect to Awards granted pursuant to the Plan, which provisions need not be identical except as may be provided herein; provided, however, that Eligible Consultants shall not be eligible to receive Incentive Options. The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the

Plan as it may deem proper and in the best interests of the Company. The

Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. No member of the Committee shall be liable for any action or determination made in good faith. The determinations,

interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.



                                  ARTICLE IV



                           STOCK SUBJECT TO THE PLAN



      4.1 NUMBER OF SHARES.  The number of Shares that are authorized for issuance under the Plan in accordance with the provisions of the Plan and subject to such restrictions or other provisions as the Committee may from time to time deem necessary shall not exceed 10,000,000, subject to the provisions regarding changes in capital described below.  The maximum number of Shares with respect to which a Participant may receive Options and Stock Appreciation Rights under the Plan in any calendar year is 10,000,000 Shares.  The Shares may be either authorized and unissued Shares or previously issued Shares acquired by

Qwest.  This authorization may be increased from time to time by approval of the

Board and by the stockholders of Qwest if, in the opinion of counsel for Qwest,

stockholder approval is required.  Shares of Stock that may be issued upon exercise of Options or Stock Appreciation Rights, that are issued as Restricted

Stock Awards or Stock Bonuses, that are issued with respect to Stock Units, and that are issued as incentive compensation or other Stock grants under the Plan shall be applied to reduce the maximum number of Shares remaining available for use under the Plan.  Qwest shall at all times during the term of the Plan and while any Options or Stock Units are outstanding retain as authorized and unissued Stock at least the number of Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.



      4.2 OTHER SHARES OF STOCK.  Any shares of Stock that are subject to an

Option that expires or for any reason is terminated unexercised, any shares of

Stock that are subject to an Award (other than an Option) and that are forfeited, and any shares of Stock withheld for the payment of taxes or received by Qwest as payment of the exercise price of an Option shall automatically become available for use under the Plan, provided, however, that no more than

10,000,000 shares of Stock may be awarded pursuant to Incentive Options.

      4.3 ADJUSTMENTS FOR STOCK SPLIT, STOCK DIVIDEND, ETC.  If Qwest shall at any time increase or decrease the number of its outstanding Shares or change in any way the rights and privileges of such Shares by means of the payment of a stock dividend or any other distribution upon such shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence:  (i) the Shares as to which Awards may be granted under the

Plan and (ii) the Shares then included in each outstanding Award granted hereunder.



      4.4 OTHER DISTRIBUTIONS AND CHANGES IN THE STOCK.  If



          (a) Qwest shall at any time distribute with respect to the Stock assets or securities of persons other than Qwest (excluding cash or distributions referred to in Section 4.3), or



          (b) Qwest shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of Qwest, or



          (c) there shall be any other change (except as described in Section

4.3) in the number or kind of outstanding Shares or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged,



and if the Committee shall in its discretion determine that the event described in subsection (a), (b), or (c) above equitably requires an adjustment in the number or kind of Shares subject to an Option or other Award, an adjustment in the Option Price or the taking of any other action by the Committee, including without limitation, the setting aside of any property for delivery to the

Participant upon the exercise of an Option or the full vesting of an Award, then such adjustments shall be made, or other action shall be taken, by the Committee and shall be effective for all purposes of the Plan and on each outstanding

Option or Award that involves the particular type of stock for which a change was effected.  Notwithstanding the foregoing provisions of this Section 4.4,

pursuant to Section 8.3 below, a Participant holding Stock received as a

Restricted Stock Award shall have the right to receive all amounts, including cash and property of any kind, distributed with respect to the Stock after such

Restricted Stock Award was granted upon the Participant's becoming a holder of record of the Stock.



      4.5 GENERAL ADJUSTMENT RULES.  No adjustment or substitution provided for in this Article IV shall require Qwest to sell a fractional share of Stock under any Option, or otherwise issue a fractional share of Stock, and the total substitution or adjustment with respect to each Option and other Award shall be limited by deleting any fractional share.  In the case of any such substitution or adjustment, the aggregate Option Price for the total number of shares of

Stock then subject to an Option shall remain unchanged but the Option Price per share under each such Option shall be equitably adjusted by the Committee to reflect the greater or lesser number of shares of Stock or other securities into which the Stock subject to the Option may have been changed, and appropriate adjustments shall be made to other Awards to reflect any such substitution or adjustment.

      4.6 DETERMINATION BY THE COMMITTEE, ETC.  Adjustments under this Article

IV shall be made by the Committee, whose determinations with regard thereto shall be final and binding upon all parties thereto.



                                   ARTICLE V



                  CORPORATE REORGANIZATION; CHANGE IN CONTROL



      5.1 REORGANIZATION OF QWEST.  Except as provided otherwise by the

Committee at the time an Award is granted, upon the occurrence of any of the following events, if the notice required by Section 5.2 shall have first been given, the Plan and all Options then outstanding hereunder shall automatically terminate and be of no further force and effect whatsoever, and other Awards then outstanding shall be treated as described in Sections 5.2 and 5.3, without the necessity for any additional notice or other action by the Board or Qwest:

(a) the merger or consolidation of Qwest with or into another corporation or other reorganization (other than a reorganization under the United States

Bankruptcy Code) of Qwest (other than a consolidation, merger, or reorganization in which Qwest is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Stock); or (b) the sale or conveyance of the property of Qwest as an entirety or substantially as an entirety (other than a sale or conveyance in which the Qwest continues as holding company of an entity or entities that conduct the business or business formerly conducted by Qwest); or (c) the dissolution or liquidation of Qwest.



      5.2 REQUIRED NOTICE.  At least 30 days' prior written notice of any event described in Section 5.1 shall be given by Qwest to each Option Holder and

Participant unless (a) in the case of the events described in clauses (a) or (b)

of Section 5.1, Qwest, or the successor or purchaser, as the case may be, shall make adequate provision for the assumption of the outstanding Options or the substitution of new options for the outstanding Options on terms comparable to the outstanding Options except that the Option Holder shall have the right thereafter to purchase the kind and amount of securities or property or cash receivable upon such merger, consolidation, other reorganization, sale or conveyance by a holder of the number of Shares that would have been receivable upon exercise of the Option immediately prior to such merger, consolidation,

sale or conveyance (assuming such holder of Stock failed to exercise any rights of election and received per share the kind and amount received per share by a majority of the non-electing shares), or (b) Qwest, or the successor or purchaser, as the case may be, shall make adequate provision for the adjustment of outstanding Awards (other than Options) so that such Awards shall entitle the

Participant to receive the kind and amount of securities or property or cash receivable upon such merger, consolidation, other reorganization, sale or conveyance by a holder of the number of Shares that would have been receivable with respect to such Award immediately prior to such merger, consolidation,

other reorganization, sale or conveyance (assuming such holder of Stock failed to exercise any rights of election and received per share the kind and amount received per share by a majority of the non-electing shares).  The provisions of this Article V shall similarly apply to successive mergers, consolidations,

reorganizations, sales or conveyances.  Such notice shall be deemed to have been given when delivered personally to a Participant or when mailed to a Participant by registered or certified mail, postage prepaid, at such Participant's address last known to the Company.

      5.3 ACCELERATION OF EXERCISABILITY.  Participants notified in accordance with Section 5.2 may exercise their Options at any time before the occurrence of the event requiring the giving of notice (but subject to occurrence of such event), regardless of whether all conditions of exercise relating to length of service, attainment of financial performance goals or otherwise have been satisfied.  Upon the giving of notice in accordance with Section 5.2, all restrictions with respect to Restricted Stock and other Awards shall lapse immediately, all Stock Units shall become payable immediately and all Stock

Appreciation Rights shall become exercisable.  Any Options, Stock Appreciation

Rights or Stock Units that are not assumed or substituted under clauses (a) or

(b) of Section 5.2 that have not been exercised prior to the event described in

Section 5.1 shall automatically terminate upon the occurrence of such event.



      5.4 CHANGE IN CONTROL OF QWEST.



          (a) IN GENERAL.  Unless provided otherwise by the Committee at the time of the grant of an Award, upon a change in control of Qwest as defined in subsection 5.4(b), then (i) all Options shall become immediately exercisable in full during the remaining term thereof, and shall remain so, whether or not the

Participants to whom such Options have been granted remain employees or consultants of the Company; (ii) all restrictions with respect to outstanding

Restricted Stock Awards shall immediately lapse; (iii) all Stock Units shall become immediately payable; and (iv) all other Awards shall become immediately exercisable or shall vest, as the case may be, without any further action or passage of time.



          (b) DEFINITION.  For purposes of this Plan, a "change in control"

shall be deemed to have occurred if either (i) any individual, entity, or group

(within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act), other than

Anschutz Company, The Anschutz Corporation, or any entity or organization controlled by Philip F. Anschutz (collectively, the "Anschutz Entities"),

acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty percent (20%) or more of either (A) the then-

outstanding shares of Stock ("Outstanding Shares") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors ("Voting Power") and such beneficial ownership (as so defined) by such individual, entity or group of twenty percent

(20%) or more of the Outstanding Shares or the Voting Power, as the case may be,

shall then exceed the beneficial ownership (as so defined) by the Anschutz

Entities of the Outstanding Shares or the Voting Power, respectively, or (ii)

the Anschutz Entities no longer have beneficial ownership (as so defined) of twenty percent (20%) or more of either the Outstanding Shares or the Voting

Power.



      5.5 REORGANIZATION OF AFFILIATED CORPORATIONS.  If an Affiliated

Corporation is merged or consolidated with another corporation (other than a merger or consolidation pursuant to which the Affiliated Corporation continues to be, or the continuing corporation is, affiliated with Qwest through stock ownership or control), or if all or substantially all of the assets or more than

50% of the stock of the Affiliated Corporation is acquired by any other corporation, business entity or person (other than a transaction in which the successor is affiliated with Qwest through stock ownership or control), or in the case of a reorganization (other than a reorganization under the United

States Bankruptcy Code) including a divisive reorganization under Section 355 of the Code, or liquidation of the Affiliated Corporation, the Committee may, as to

outstanding Awards, make appropriate provision for the protection of outstanding

Awards granted to Eligible Employees of, and Eligible Consultants to, the

affected Affiliated Corporation by (i) providing for the assumption of outstanding

Options or the substitution of new Options for outstanding Options by the successor on terms comparable to the outstanding Options, (ii) providing for the adjustment of outstanding Awards, or (iii) taking such other action with respect to outstanding Awards as the Committee deems appropriate.



                                  ARTICLE VI



                                 PARTICIPATION



     Participants in the Plan shall be those Eligible Employees who, in the judgment of the Committee, are performing, or during the term of their incentive arrangement will perform, vital services in the management, operation and development of the Company, and significantly contribute, or are expected to significantly contribute, to the achievement of long-term corporate economic objectives.  Eligible Consultants shall be selected from those non-employee consultants to the Company who are performing services important to the operation and growth of the Company. Participants may be granted from time to time one or more Awards; provided, however, that the grant of each such Award shall be separately approved by the Committee and receipt of one such Award shall not result in automatic receipt of any other Award.  Upon determination by the Committee that an Award is to be granted to a Participant, written notice shall be given to such person, specifying the terms, conditions, rights and duties related thereto.  Each Participant shall, if required by the Committee,

enter into an agreement with Qwest, in such form as the Committee shall determine and which is consistent with the provisions of the Plan, specif ying

such terms, conditions, rights and duties.  Awards shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related agreement with the Participant.  In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern.



                                  ARTICLE VII



                                    OPTIONS



      7.1 GRANT OF OPTIONS.  Coincident with or following designation for participation in the Plan, a Participant may be granted one or more Options.

The Committee in its sole discretion shall designate whether an Option is an

Incentive Option or a Non-Qualified Option; provided, however, that only Non-

Qualified Options may be granted to Eligible Consultants.  The Committee may grant both an Incentive Option and a Non-Qualified Option to an Eligible

Employee at the same time or at different times.  Incentive Options and Non-

Qualified Options, whether granted at the same time or at different times, shall be deemed to have been awarded in separate grants and shall be clearly identified, and in no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of shares for which any other

Option may be exercised, except as provided in subsection 7.2(j).  An Option shall be considered as having been granted on the date specified in the grant resolution of the Committee.



      7.2 STOCK OPTION CERTIFICATES.  Each Option granted under the Plan shall be evidenced by a written stock option certificate or agreement (an "Option

Certificate").  An Option Certificate shall be issued by Qwest in the name of the Participant to whom the Option is granted (the "Option

Holder") and in such form as may be approved by the Committee. The Option

Certificate shall incorporate and conform to the conditions set forth in this

Section 7.2 as well as such other terms and conditions that are not inconsistent as the Committee may consider appropriate in each case.



          (a) NUMBER OF SHARES.  Each Option Certificate shall state that it covers a specified number of shares of Stock, as determined by the Committee.



          (b) PRICE.  The price at which each share of Stock covered by an

Option may be purchased shall be determined in each case by the Committee and set forth in the Option Certificate, but in no event shall the price be less than 100 percent of the Fair Market Value of the Stock on the date an Incentive

Option is granted.



          (c) DURATION OF OPTIONS; RESTRICTIONS ON EXERCISE.  Each Option

Certificate shall state the period of time, determined by the Committee, within which the Option may be exercised by the Option Holder (the "Option Period").

The Option Period must end, in all cases, not more than ten years from the date the Option is granted.  The Option Certificate shall also set forth any installment or other restrictions on Option exercise during such period, if any,

as may be determined by the Committee.  Each Option shall become exercisable

(vest) over such period of time, if any, or upon such events, as determined by the Committee.



          (d) TERMINATION OF SERVICES, DEATH, DISABILITY, ETC.  The Committee

may specify the period, if any, after which an Option may be exercised following termination of the Option Holder's services.  The effect of this subsection

7.2(d) shall be limited to determining the consequences of a termination and nothing in this subsection 7.2(d) shall restrict or otherwise interfere with the

Company's discretion with respect to the termination of any individual's services. If the Committee does not otherwise specify, the following shall apply:



              (i) If the services of the Option Holder are terminated within the

Option Period for "cause", as determined by the Company, the Option shall thereafter be void for all purposes. As used in this subsection 7.2(d), "cause"

shall mean willful misconduct, a willful failure to perform the Option Holder's duties, insubordination, theft, dishonesty, conviction of a felony or any other willful conduct that is materially detrimental to the Company or such other cause as the Board in good faith reasonably determines provides cause for the discharge of an Option Holder.



              (ii) If the Option Holder becomes Disabled, the Option may be exercised by the Option Holder within one year following the Option Holder's termination of services on account of Disability (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the

Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of the Option Holder's termination of services because of Disability.



              (iii) If the Option Holder dies during the Option Period while still performing services for the Company or within the one year period referred to in (ii) above or the three-month period referred to in (iv) below, the Option may be exercised by those entitled to do so under the Option Holder's will or by the laws of descent and distribution within one year following the Option

Holder's death, (provided that such exercise must occur within the Option

Period), but
not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of the Option Holder's death.



              (iv) If the services of the Option Holder are terminated (which for this purpose means that the Option Holder is no longer employed by the

Company or performing services for the Company) by the Company within the Option

Period for any reason other than cause, Disability or the Option Holder's death,

the Option may be exercised by the Option Holder within three months following the date of such termination (provided that such exercise must occur within the

Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of termination of services.



          (e) TRANSFERABILITY.  Each Option shall not be transferable by the

Option Holder except by will or pursuant to the laws of descent and distribution.  Each Option is exercisable during the Option Holder's lifetime only by him or her, or in the event of Disability or incapacity, by his or her guardian or legal representative.  The Committee may, however, provide at the time of grant or thereafter that the Option Holder may transfer a Non-Qualified

Option to a member of the Option Holder's immediate family, a trust of which members of the Option Holder's immediate family are the only beneficiaries, or a partnership of which members of the Option Holder's immediate family or trusts for the sole benefit of the Option Holder's immediate family are the only partners. Immediate family means the Option Holder's spouse, issue (by birth or adoption), parents, grandparents, and siblings (including half brothers and sisters and adopted siblings).  During the Option Holder's lifetime the Option

Holder may not transfer an Incentive Option under any circumstances.



          (f) CONSIDERATION FOR GRANT OF OPTION.  Each Option Holder agrees to remain in the employment of the Company or to continue providing consulting services to the Company, as the case may be, at the pleasure of the Company, for a continuous period of at least one year after the date the Option is granted,

at the rate of compensation in effect on the date of such agreement or at such changed rate as may be fixed, from time to time, by the Company.  Nothing in this paragraph shall limit or impair the Company's right to terminate the employment of any employee or to terminate the consulting services of any consultant.



          (g)  EXERCISE, PAYMENTS, ETC.



               (i) MANNER OF EXERCISE. The method for exercising each Option granted hereunder shall be by delivery to Qwest of written notice specifying the number of Shares with respect to which such Option is exercised. The purchase of such Shares shall take place at the principal offices of Qwest within thirty days following delivery of such notice, at which time the Option Price of the

Shares shall be paid in full by any of the methods set forth below or a combination thereof. Except as set forth in the next sentence, the Option shall be exercised when the Option Price for the number of shares as to which the

Option is exercised is paid to Qwest in full. If the Option Price is paid by means of a broker's loan transaction described in subsection 7.2(g)(ii)(D), in whole or in part, the closing of the purchase of the Stock under the Option shall take place (and the Option shall be treated as exercised) on the date on which, and only if, the sale of Stock upon which the broker's loan was based has been closed and settled, unless the Option Holder makes an irrevocable written election, at the time of exercise of the Option, to have the exercise treated as fully effective for all purposes upon receipt of the Option Price by

Qwest regardless of whether or not the sale of the Stock by the broker is closed and settled. A properly executed certificate or certificates representing the

Shares shall be delivered to or at the direction of the Option Holder upon payment therefor. If Options on less than all shares evidenced by an Option

Certificate are exercised, Qwest shall deliver a new Option Certificate evidencing the Option on the remaining shares upon delivery of the Option

Certificate for the Option being exercised.



               (ii) The exercise price shall be paid by any of the following methods or any combination of the following methods at the election of the

Option Holder, or by any other method approved by the Committee upon the request of the Option Holder:



                    (A)  in cash;



                    (B) by certified check, cashier's check or other check

acceptable to the Company, payable to the order of Qwest;



                    (C) by delivery to Qwest of certificates representing the

number of shares then owned by the Option Holder, the Fair Market Value of which equals the purchase price of the Stock purchased pursuant to the Option,

properly endorsed for transfer to Qwest; provided however, that no Option may be exercised by delivery to Qwest of certificates representing Stock, unless such

Stock has been held by the Option Holder for more than six months; for purposes of this Plan, the Fair Market Value of any shares of Stock delivered in payment of the purchase price upon exercise of the Option shall be the Fair Market Value as of the exercise date; the exercise date shall be the day of delivery of the certificates for the Stock used as payment of the Option Price; or



                    (D)  by delivery to Qwest of a properly executed notice of exercise together with irrevocable instructions to a broker to deliver to Qwest promptly the amount of the proceeds of the sale of all or a portion of the Stock or of a loan from the broker to the Option Holder required to pay the Option

Price.



          (h)  DATE OF GRANT.  An Option shall be considered as having been granted on the date specified in the grant resolution of the Committee.



          (i)  WITHHOLDING.



               (i)  Non-Qualified Options. Upon exercise of an Option, the

Option Holder shall make appropriate arrangements with the Company to provide for the amount of additional withholding required by Sections 3102 and 3402 of the Code and applicable state income tax laws, including payment of such taxes through delivery of shares of Stock or by withholding Stock to be issued under the Option, as provided in Article XVII.



               (ii) Incentive Options. If an Option Holder makes a disposition

(as defined in Section 424(c) of the Code) of any Stock acquired pursuant to the exercise of an Incentive Option prior to the expiration of two years from the date on which the Incentive Option was granted or prior to the expiration of one year from the date on which the Option was exercised, the Option Holder shall send written notice to the Company at the Company's principal place of business of the date of such disposition, the number of shares disposed of, the amount of proceeds received from such
disposition and any other information relating to such disposition as the

Company may reasonably request. The Option Holder shall, in the event of such a disposition, make appropriate arrangements with the Company to provide for the amount of additional withholding, if any, required by Sections 3102 and 3402 of the Code and applicable state income tax laws.



      7.3 RESTRICTIONS ON INCENTIVE OPTIONS.



          (a) INITIAL EXERCISE.  The aggregate Fair Market Value of the Shares with respect to which Incentive Options are exercisable for the first time by an

Option Holder in any calendar year, under the Plan or otherwise, shall not exceed $100,000.  For this purpose, the Fair Market Value of the Shares shall be determined as of the date of grant of the Option.



          (b) TEN PERCENT STOCKHOLDERS.   Incentive Options granted to an Option

Holder who is the holder of record of 10% or more of the outstanding Stock of

Qwest shall have an Option Price equal to 110% of the Fair Market Value of the

Shares on the date of grant of the Option and the Option Period for any such

Option shall not exceed five years.



      7.4 SHAREHOLDER PRIVILEGES.  No Option Holder shall have any rights as a shareholder with respect to any shares of Stock covered by an Option until the

Option Holder becomes the holder of record of such Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Option Holder becomes the holder of record of such Stock, except as provided in Article IV.



                                 ARTICLE VIII



                            RESTRICTED STOCK AWARDS



      8.1 GRANT OF RESTRICTED STOCK AWARDS.  Coincident with or following designation for participation in the Plan, the Committee may grant a Participant one or more Restricted Stock Awards consisting of Shares of Stock.  The number of Shares granted as a Restricted Stock Award shall be determined by the

Committee.



      8.2 RESTRICTIONS.  A Participant's right to retain a Restricted Stock

Award granted to him under Section 8.1 shall be subject to such restrictions,

including but not limited to his continuous employment by or performance of services for the Company for a restriction period specified by the Committee or the attainment of specified performance goals and objectives, as may be established by the Committee with respect to such Award.  The Committee may in its sole discretion require different periods of service or different performance goals and objectives with respect to different Participants, to different Restricted Stock Awards or to separate, designated portions of the

Shares constituting a Restricted Stock Award.  In the event of the death or

Disability of a Participant, or the retirement of a Participant in accordance with the Company's established retirement policy, all required periods of service and other restrictions applicable to Restricted Stock Awards then held by him shall lapse with respect to a pro rata part of each such Award based on the ratio between the number of full months of employment or services completed at the time of termination of services from the grant of each Award to the total number of months of employment or continued services required for such Award to be fully nonforfeitable, and such portion of each such Award shall become fully nonforfeitable. The remaining portion of each such Award shall be forfeited and shall be immediately returned to Qwest. If a Participant's employment or consulting services terminate for any other reason, any Restricted

Stock Awards as to which the period for which services are required or other restrictions have not been satisfied (or waived or accelerated as provided herein) shall be forfeited, and all shares of Stock related thereto shall be immediately returned to Qwest.



      8.3 PRIVILEGES OF A STOCKHOLDER, TRANSFERABILITY.  A Participant shall have all voting, dividend, liquidation and other rights with respect to Stock in accordance with its terms received by him as a Restricted Stock Award under this

Article VIII upon his becoming the holder of record of such Stock; provided,

however, that the Participant's right to sell, encumber, or otherwise transfer such Stock shall be subject to the limitations of Section 11.2.



      8.4 ENFORCEMENT OF RESTRICTIONS.  The Committee shall cause a legend to be placed on the Stock certificates issued pursuant to each Restricted Stock Award referring to the restrictions provided by Sections 8.2 and 8.3 and, in addition,

may in its sole discretion require one or more of the following methods of enforcing the restrictions referred to in Sections 8.2 and 8.3:



          (a) Requiring the Participant to keep the Stock certificates, duly endorsed, in the custody of Qwest while the restrictions remain in effect; or



          (b) Requiring that the Stock certificates, duly endorsed, be held in the custody of a third party while the restrictions remain in effect.



                                  ARTICLE IX



                                  STOCK UNITS



     A Participant may be granted a number of Stock Units determined by the

Committee.  The number of Stock Units, the goals and objectives to be satisfied with respect to each grant of Stock Units, the time and manner of payment for each Stock Unit, and the other terms and conditions applicable to a grant of

Stock Units shall be determined by the Committee.



                                   ARTICLE X



                           STOCK APPRECIATION RIGHTS



     10.1 PERSONS ELIGIBLE.  The Committee, in its sole discretion, may grant Stock Appreciation Rights to Eligible Employees or Eligible Consultants.



     10.2 TERMS OF GRANT.  The Committee shall determine at the time of the grant of a Stock Appreciation Right the time period during which the Stock

Appreciation Right may be exercised and any other terms that shall apply to the

Stock Appreciation Right.



     10.3 EXERCISE.  A Stock Appreciation Right shall entitle a Participant to receive a number of shares of Stock (without any payment to Qwest, except for applicable withholding taxes), cash,
or Stock and cash, as determined by the Committee in accordance with Section

10.4 below. If a Stock Appreciation Right is issued in tandem with an Option,

except as may otherwise be provided by the Committee, the Stock Appreciation

Right shall be exercisable during the period that its related Option is exercisable. A Participant desiring to exercise a Stock Appreciation Right shall give written notice of such exercise to Qwest, which notice shall state the proportion of Stock and cash that the Participant desires to receive pursuant to the Stock Appreciation Right exercised. Upon receipt of the notice from the

Participant, Qwest shall deliver to the person entitled thereto (i) a certificate or certificates for Stock and/or (ii) a cash payment, in accordance with Section 10.4 below. The date Qwest receives written notice of such exercise hereunder is referred to in this Article X as the "exercise date". The delivery of Stock or cash received pursuant to such exercise shall take place at the principal offices of Qwest within 30 days following delivery of such notice.



     10.4 NUMBER OF SHARES OR AMOUNT OF CASH.  Subject to the discretion of the Committee to substitute cash for Stock, or Stock for cash, the number of

Shares that may be issued pursuant to the exercise of a Stock Appreciation Right shall be determined by dividing:  (a) the total number of Shares of Stock as to which the Stock Appreciation Right is exercised, multiplied by the amount by which the Fair Market Value of one share of Stock on the exercise date exceeds the Fair Market Value of one Share of Stock on the date of grant of one Share of

Stock Appreciation Right, by (b) the Fair Market Value of one Share of Stock on

the exercise date; provided, however, that fractional shares shall not be issued and in lieu thereof, a cash adjustment shall be paid.  In lieu of issuing Stock upon the exercise of a Stock Appreciation Right, the Committee in its sole discretion may elect to pay the cash equivalent of the Fair Market Value of the

Stock on the exercise date for any or all of the Shares of Stock that would otherwise be issuable upon exercise of the Stock Appreciation Right.



     10.5 EFFECT OF EXERCISE.  If a Stock Appreciation Right is issued in tandem with an Option, the exercise of the Stock Appreciation Right or the related Option will result in an equal reduction in the number of corresponding

Options or Stock Appreciation Rights that were granted in tandem with such Stock

Appreciation Rights and Options.



     10.6 TERMINATION OF SERVICES.  Upon the termination of the services of a Participant, any Stock Appreciation Rights then held by such Participant shall be exercisable within the time periods, and upon the same conditions with respect to the reasons for termination of services, as are specified in Section

7.2(d) with respect to Options.



                                  ARTICLE XI



                                 STOCK BONUSES



     The Committee may award Stock Bonuses to such Participants, subject to such conditions and restrictions, as it determines in its sole discretion.  Stock

Bonuses may be either outright grants of Stock, or may be grants of Stock subject to and conditioned upon certain employment or performance related goals.

                                  ARTICLE XII



                           OTHER COMMON STOCK GRANTS



     From time to time during the duration of this Plan, the Board may, in its sole discretion, adopt one or more incentive compensation arrangements for

Participants pursuant to which the Participants may acquire shares of Stock,

whether by purchase, outright grant, or otherwise.  Any such arrangements shall be subject to the general provisions of this Plan and all shares of Stock issued pursuant to such arrangements shall be issued under this Plan.



                                 ARTICLE XIII



                            RIGHTS OF PARTICIPANTS



     13.1 SERVICE.  Nothing contained in the Plan or in any Award, or other

Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of his employment by, or consulting relationship with, the Company, or interfere in any way with the right of the Company,

subject to the terms of any separate employment agreement or other contract to the contrary, at any time to terminate such services or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award.  Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of service shall be determined by the Committee at the time.



     13.2 NONTRANSFERABILITY.  Except as provided otherwise at the time of grant, no right or interest of any Participant in an Option, a Stock

Appreciation Right, a Restricted Stock Award (prior to the completion of the restriction period applicable thereto), a Stock Unit, or other Award granted pursuant to the Plan, shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subjected to any lien,

directly or indirectly, by operation of law, or otherwise, including execution,

levy, garnishment, attachment, pledge or bankruptcy.  In the event of a

Participant's death, a Participant's rights and interests in Options, Stock

Appreciation Rights, Restricted Stock Awards, other Awards, and Stock Units shall, to the extent provided in Articles VII, VIII, IX, X and XI, be transferable by will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options may be made by, the Participant's legal representatives, heirs or legatees.

Notwithstanding the foregoing, the Option Holder may not transfer an Incentive

Option during the Option Holder's lifetime.  If in the opinion of the Committee a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person's guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the

Committee of such status.



     13.3 NO PLAN FUNDING.  Obligations to Participants under the Plan will not be funded, trusteed, insured or secured in any manner.  The Participants under the Plan shall have no security interest in any assets of the Company, and shall be only general creditors of the Company.

                                  ARTICLE XIV



                             GENERAL RESTRICTIONS



     14.1 INVESTMENT REPRESENTATIONS.  Qwest may require any person to whom an Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, or

Stock Bonus is granted, as a condition of exercising such Option or Stock

Appreciation Right, or receiving such Restricted Stock Award, Stock Unit, or

Stock Bonus, to give written assurances in substance and form satisfactory to

Qwest and its counsel to the effect that such person is acquiring the Stock for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as Qwest deems necessary or appropriate in order to comply with Federal and applicable state securities laws.  Legends evidencing such restrictions may be placed on the

Stock certificates.



     14.2 COMPLIANCE WITH SECURITIES LAWS.  Each Option, Stock Appreciation

Right, Restricted Stock Award, Stock Unit, and Stock Bonus grant shall be subject to the requirement that, if at any time counsel to Qwest shall determine that the listing, registration or qualification of the shares subject to such

Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, or Stock

Bonus grant upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Option, Stock Appreciation Right, Restricted Stock Award, Stock

Unit or Stock Bonus grant may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee.  Nothing herein shall be deemed to require Qwest to apply for or to obtain such listing,

registration or qualification.



     14.3 CHANGES IN ACCOUNTING RULES.  Except as provided otherwise at the time an Award is granted, notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to Options, Stock Appreciation Rights, Restricted

Stock Awards, Stock Units or other Awards shall occur which, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of Qwest, the Committee shall have the right and power to modify as necessary, any then outstanding and unexercised Options,

Stock Appreciation Rights, outstanding Restricted Stock Awards, outstanding

Stock Units and other outstanding Awards as to which the applicable services or other restrictions have not been satisfied.



                                  ARTICLE XV



                            OTHER EMPLOYEE BENEFITS



     The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option or Stock Appreciation Right, the sale of shares received upon such exercise, the vesting of any Restricted Stock Award,

receipt of Stock Bonuses, distributions with respect to Stock Units, or the grant of Stock shall not constitute "earnings" or "compensation" with respect to which any other employee benefits of such employee are determined, including without limitation benefits under any pension, profit sharing, 401(k), life insurance or salary continuation plan.

                                  ARTICLE XVI



                 PLAN AMENDMENT, MODIFICATION AND TERMINATION



     The Board may at any time terminate, and from time to time may amend or modify the Plan provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the shareholders if shareholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if Qwest, on the advice of counsel,

determines that shareholder approval is otherwise necessary or desirable.



     No amendment, modification or termination of the Plan shall in any manner adversely affect any Options, Stock Appreciation Rights, Restricted Stock

Awards, Stock Units, Stock Bonuses or other Award theretofore granted under the

Plan, without the consent of the Participant holding such Options, Stock

Appreciation Rights, Restricted Stock Awards, Stock Units, Stock Bonuses or

other Awards.



                                 ARTICLE XVII



                                  WITHHOLDING



     17.1 WITHHOLDING REQUIREMENT.  Qwest's obligations to deliver shares of Stock upon the exercise of any Option, or Stock Appreciation Right, the vesting of any Restricted Stock Award, payment with respect to Stock Units, or the grant of Stock shall be subject to the Participant's satisfaction of all applicable federal, state and local income and other tax withholding requirements.



     17.2 WITHHOLDING WITH STOCK.  At the time the Committee grants an

Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, Stock

Bonus, other Award, or Stock, it may, in its sole discretion, grant the

Participant an election to pay all such amounts of tax withholding, or any part thereof, by electing to transfer to Qwest, or to have Qwest withhold from shares otherwise issuable to the Participant, shares of Stock having a value equal to the amount required to be withheld or such lesser amount as may be elected by the Participant.  All elections shall be subject to the approval or disapproval of the Committee.  The value of shares of Stock to be withheld shall be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld is to be determined (the "Tax Date").  Any such elections by

Participants to have shares of Stock withheld for this purpose will be subject to the following restrictions:



          (a) All elections must be made prior to the Tax Date.



          (b) All elections shall be irrevocable.



          (c) If the Participant is an officer or director of Qwest within the meaning of Section 16 of the 1934 Act ("Section 16"), the Participant must satisfy the requirements of such Section 16 and any applicable Rules thereunder with respect to the use of Stock to satisfy such tax withholding obligation.

                                 ARTICLE XVIII



                              REQUIREMENTS OF LAW



     18.1 REQUIREMENTS OF LAW.  The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.



     18.2 FEDERAL SECURITIES LAW REQUIREMENTS.  If a Participant is an

officer or director of Qwest within the meaning of Section 16, Awards granted hereunder shall be subject to all conditions required under Rule 16b-3, or any successor rule promulgated under the 1934 Act, to qualify the Award for any exception from the provisions of Section 16(b) of the 1934 Act available under that Rule.  Such conditions shall be set forth in the agreement with the

Participant which describes the Award or other document evidencing or accompanying the Award.



     18.3 GOVERNING LAW.  The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.



                                  ARTICLE XIX



                             DURATION OF THE PLAN



        Unless sooner terminated by the Board of Directors, the Plan shall terminate at the close of business on June 22, 2007, and no Option, Stock

Appreciation Right, Restricted Stock Award, Stock Unit, Stock Bonus, other Award or Stock shall be granted, or offer to purchase Stock made, after such termination.  Options, Stock Appreciation Rights, Restricted Stock Awards, other

Awards, and Stock Units outstanding at the time of the Plan termination may continue to be exercised, or become free of restrictions, or paid, in accordance with their terms.



Dated:  To be effective June 23, 1997.



                                                QWEST COMMUNICATIONS

                                                INTERNATIONAL INC., a

                                                Delaware corporation



                                                By: /s/
                                                   _____________________________

PROXY

      PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
                    STOCKHOLDERS TO BE HELD ON MAY 6, 1998

                                 COMMON STOCK

                    QWEST COMMUNICATIONS INTERNATIONAL INC.

  The undersigned hereby appoints Joseph P. Nacchio and Robert S. Woodruff, or either of them, with full power of substitution, as a proxy or proxies to represent the undersigned at the Annual Meeting of Stockholders (the "Annual Meeting") of QWEST COMMUNICATIONS INTERNATIONAL INC. (the "Company") to be held on May 6, 1998, at 10:00 a.m. at the Hyatt Regency Denver, the Grand Ballroom, 1750 Welton Street, Denver, Colorado, and at any adjournments or postponements thereof, and to vote thereat all the shares of Common Stock, $.01 par value per share, held of record by the undersigned at the close of business on March 27, 1998, with all the power that the undersigned would possess if personally present, as designated on the reverse side.

  Shares will be voted as specified. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS IN ACCORDANCE WITH THE BOARD OF DIRECTORS RECOMMENDATIONS. The proxies or substitutes may vote in their discretion upon any other business that may properly come before the Annual Meeting or any adjournments thereof.

               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

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



                                                                [X] Please mark
                                                                    your votes
                                                                    as indicated


                                                FOR   WITHHOLD AUTHORITY TO VOTE
                                                       FOR ALL NOMINEES LISTED
1. ELECTION OF DIRECTORS
   Philip F. Anschutz     Douglas L. Polson     [_]            [_]
   Joseph P. Nacchio      Craig D. Slater
   Robert S. Woodruff     Jordan L. Haines
   Cannon Y. Harvey       W. Thomas Stephens
   Richard T. Liebhaber   Roy A. Wilkens

   To withhold authority to vote for any
   individual nominees, write their names
   on the line provided below:

   ______________________________________


2. APPROVAL OF THE EQUITY INCENTIVE PLAN        FOR       AGAINST       ABSTAIN
   PROPOSAL                                     [_]         [_]           [_]


I WILL ATTEND THE ANNUAL MEETING:               YES         NO
                                                [_]         [_]



PLEASE DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.


Signature(s) _______________________________________ Dated _______________, 1998

NOTE: Please sign this proxy as your name appears hereon, including the title "Executor," "Trustee," etc. if such is indicated. If joint account, each joint owner should sign. If stock is held by a corporation, this proxy should be executed by a proper officer thereof.

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